SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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CONSTELLATION BRANDS, INC.
(Name of Registrant as Specified in its Charter)

_____________________________________________________
(Name of Person(s) Filing Proxy Statement if other than the Registrant)

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[LOGO]      CONSTELLATION

ANNUAL MEETING OF STOCKHOLDERS

June 17, 2005

To Our Stockholders:

You are cordially invited to attend the Annual Meeting of Stockholders of Constellation Brands, Inc. at the Rochester Riverside Convention Center, 123 Main Street, Rochester, New York, on Thursday, July 28, 2005 at 11:00 a.m. (local time).

The accompanying Notice of Annual Meeting of Stockholders and Proxy Statement describe in detail the matters expected to be acted upon at the meeting. Also contained in this package is the Company’s 2005 Annual Report to Stockholders that contains important business and financial information concerning the Company.

We hope you are able to attend this year’s Annual Meeting.

               Very truly yours,

                                                            /s/ Richard Sands

                                                      RICHARD SANDS
               Chairman of the Board
               and Chief Executive Officer

Please note that the Rochester Riverside Convention Center is located at the corner of Main Street and South Avenue in downtown Rochester, New York. Parking is available at the South Avenue garage, to which entrances are on South Avenue, Stone Street and Court Street. Additional parking is also available at other public garages in the area.

CONSTELLATION BRANDS, INC.

_________________________________________________________

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD JULY 28, 2005
_________________________________________________________

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of CONSTELLATION BRANDS, INC. (the “Company”) will be held at the Rochester Riverside Convention Center, 123 Main Street, Rochester, New York, on Thursday, July 28, 2005 at 11:00 a.m. (local time) for the following purposes more fully described in the accompanying Proxy Statement:

1.	To elect directors of the Company (Proposal No. 1).

2.
To consider and act upon a proposal to ratify the selection of KPMG LLP, Certified Public Accountants, as the Company’s independent public accountants for the fiscal year ending February 28, 2006 (Proposal No. 2).

3.
To consider and act upon a proposal to amend the Company’s Restated Certificate of Incorporation to increase the number of authorized shares of the Company’s Class A Common Stock from 275,000,000 shares to 300,000,000 shares (Proposal No. 3).

4.	To transact such other business as may properly come before the Meeting or any adjournment thereof.

The Board of Directors has fixed the close of business on May 31, 2005 as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting or any adjournment thereof.

A Proxy Statement and proxy card are enclosed.

WE HOPE YOU WILL ATTEND THIS MEETING IN PERSON, BUT IF YOU CANNOT, PLEASE SIGN AND DATE THE ENCLOSED PROXY CARD. RETURN THE PROXY CARD IN THE ENCLOSED ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.

                                                BY ORDER OF THE BOARD OF DIRECTORS

                                                /s/ David S. Sorce

                                                DAVID S. SORCE, Secretary

Fairport, New York
June 17, 2005

[This Page Intentionally Left Blank]

CONSTELLATION BRANDS, INC.
370 Woodcliff Drive, Suite 300
Fairport, New York 14450

___________________________

PROXY STATEMENT
___________________________

2005 ANNUAL MEETING OF STOCKHOLDERS

This Proxy Statement is being furnished to the stockholders of the common stock of CONSTELLATION BRANDS, INC. (the “Company”) in connection with the solicitation of proxies by the Board of Directors of the Company. The proxies are for use at the 2005 Annual Meeting of Stockholders of the Company and at any adjournment thereof (the “Meeting”). The Meeting will be held on Thursday, July 28, 2005 at 11:00 a.m. (local time) at the Rochester Riverside Convention Center, 123 Main Street, Rochester, New York.

The shares represented by your proxy, if the proxy is properly executed and returned, and not revoked, will be voted at the Meeting as therein specified. You may revoke your proxy at any time before the proxy is exercised by delivering to the Secretary of the Company a written revocation or a duly executed proxy bearing a later date. You may also revoke your proxy by attending the Meeting and voting in person.

The shares represented by your proxy will be voted FOR the election of the director nominees named herein (Proposal No. 1), unless you specifically withhold authority to vote for one or more of the director nominees. Further, unless you indicate otherwise, the shares represented by your proxy will be voted FOR the ratification of the selection of KPMG LLP as the Company’s independent public accountants for the fiscal year ending February 28, 2006 (Proposal No. 2) and FOR the approval of the proposal to amend the Company’s Restated Certificate of Incorporation, which would include a vote FOR the approval to increase the number of authorized shares of the Company’s Class A Common Stock from 275,000,000 shares to 300,000,000 shares (Proposal No. 3).

The outstanding capital common stock of the Company consists of Class A Common Stock, par value $.01 per share (“Class A Stock”), and Class B Common Stock, par value $.01 per share (“Class B Stock”). The enclosed proxy card has been designed so that it can be used by stockholders owning any combination of the Company’s outstanding Class A Stock and Class B Stock. All share, option and similar information included in this Proxy Statement reflects the effect of the Company’s two-for-one stock splits that were distributed in the form of stock dividends on May 13, 2002 and May 13, 2005 to stockholders of record on April 30, 2002, and April 29, 2005, respectively.

This Proxy Statement and the accompanying proxy card are being first mailed to stockholders on or about June 24, 2005.

The cost of soliciting proxies will be borne by the Company. In addition to solicitation by use of the mail, directors, officers or regular employees of the Company, without extra compensation, may solicit proxies in person or by telephone, facsimile, Internet or electronic mail. The Company has requested persons holding stock for others in their names or in the names of nominees to forward these materials to the beneficial owners of such shares. If requested, the Company will reimburse such persons for their reasonable expenses in forwarding these materials.

VOTING SECURITIES

The total outstanding capital common stock of the Company, as of May 31, 2005 (the “Record Date”), consisted of 195,947,790 shares of Class A Stock and 23,951,260 shares of Class B Stock. Each share of Class B Stock is convertible into one share of Class A Stock at any time at the option of the holder.

Of the 195,947,790 shares of Class A Stock outstanding on the Record Date, 2,477,534 shares were held by CHESS Depositary Nominees Pty Ltd. (ACN 071 346 506) (“CDN”), a wholly-owned subsidiary of the Australian Stock Exchange Limited (ACN 008 624 691) (the “ASX”). CDN has issued Constellation CHESS Depositary Interests (“Constellation CDIs”) that represent beneficial interests in the Class A Stock held by CDN. Constellation CDIs are traded on the electronic transfer and settlement system operated by the ASX. As of the Record Date there were 24,775,340 Constellation CDIs outstanding that were held by 887 holders of record. All references in this Proxy Statement to outstanding shares of Class A Stock include the shares of Class A Stock held by CDN and all references to holders of Class A Stock include CDN.

Holders of Constellation CDIs receive all the economic benefits of actual ownership of Class A Stock at a ratio of ten (10) Constellation CDIs to each share of Constellation Class A Stock. Constellation CDIs can be converted to Class A Stock at any time at the option of the holder of the Constellation CDI at a ratio of one share of Class A Stock for each ten (10) Constellation CDIs. Holders of Constellation CDIs have the right to attend stockholders’ meetings of the Company and to direct the vote of the underlying shares of Class A Stock represented by their Constellation CDIs. CDN, as the holder of record of the underlying shares of Class A Stock represented by the Constellation CDIs, will vote such shares in accordance with the directions of the holders of the Constellation CDIs. If CDN does not receive a direction from a holder of Constellation CDIs as to how to vote the underlying shares represented by those Constellation CDIs, those shares will not be voted and will not be considered present at the Meeting for quorum purposes. A holder of Constellation CDIs will be entitled to vote at the stockholders’ meeting only if such holder directs CDN to designate such holder as proxy to vote the underlying shares of Class A Stock represented by the Constellation CDIs held by such holder. A form to be used to direct CDN how to vote underlying shares of Class A Stock represented by Constellation CDIs is being delivered with this Proxy Statement to each holder of Constellation CDIs.

Only holders of record of Class A Stock and Class B Stock on the books of the Company at the close of business on May 31, 2005, the Record Date for eligibility to vote at the Meeting, are entitled to notice of and to vote at the Meeting and at any adjournment thereof. Under arrangements established between the Company and CDN in connection with the issuance of Constellation CDIs, the holders of Constellation CDIs are entitled to notice of and to attend the Meeting but may only vote at the Meeting as proxy for CDN in the circumstances described above. Except as otherwise required by Delaware law, the holders of Class A Stock and the holders of Class B Stock vote together as a single class on all matters other than the election of the group of directors who are elected solely by the holders of the Class A Stock. Each holder of Class A Stock is entitled to one (1) vote for each share of Class A Stock registered in such holder’s name, and each holder of Class B Stock is entitled to ten (10) votes for each share of Class B Stock registered in such holder’s name. Therefore, holders of Class A Stock are entitled to cast a total of 195,947,790 votes and holders of Class B Stock are entitled to cast a total of 239,512,600 votes at the Meeting.

The holders of a majority of the outstanding aggregate voting power of Class A Stock (including the underlying shares represented by Constellation CDIs) and Class B Stock present at the Meeting, in person or by proxy, will constitute a quorum. Shares represented by proxies marked as abstentions will be counted toward determining the presence of a quorum. Proxies relating to shares held in “street name” by brokers or other nominees that may be voted with respect to some, but not all, matters without instruction from the beneficial owner (“broker non-votes”) are counted as shares present for determining a quorum. Under the rules of the New York Stock Exchange, brokers and nominees are generally permitted to vote with respect to Proposal No. 1 and Proposal No. 2 without receiving direction from the beneficial owner of Class A Stock or Class B Stock but are not permitted to vote with respect to Proposal No. 3 unless such direction is received. Accordingly, the Company expects to receive broker non-votes with respect to Proposal No. 3 but does not expect to receive broker non-votes with respect to Proposal No. 1 or Proposal No. 2 unless one or more beneficial owners have withheld discretionary authority from their respective brokers or nominees.

Under Delaware law and the Company’s Restated Certificate of Incorporation and By-laws, directors are elected by a plurality of the votes cast (the highest number of votes cast) by the holders of the shares entitled to vote, and actually voting, in person or by proxy. Pursuant to the Company’s Restated Certificate of Incorporation, the holders of Class A Stock (including the underlying shares represented by Constellation CDIs), voting as a separate class, are entitled to elect one-fourth of the number of directors to be elected at the Meeting (rounded up to the next number if the total number of directors to be elected is not evenly divisible by four). The holders of Class A Stock (including the underlying shares represented by Constellation CDIs) and Class B Stock, voting as a single class, are entitled to elect the remaining number of directors to be elected at the Meeting, with holders of Class A Stock having one (1) vote per share and holders of Class B Stock having ten (10) votes per share. Since the Board of Directors nominated seven (7) directors, the holders of Class A Stock will be entitled to elect two (2) directors and the holders of Class A Stock and Class B Stock, voting as a single class, will be entitled to elect five (5) directors. Because the directors are elected by a plurality of the votes cast in each election, votes that are withheld (including broker non-votes, if any) will not be counted and, therefore, will not affect the outcome of the elections.

The ratification of the selection of KPMG LLP as the Company’s independent public accountants for the fiscal year ending February 28, 2006 (Proposal No. 2) requires the affirmative vote of a majority of the votes entitled to be cast by stockholders present in person or represented by proxy at the Meeting. With respect to this proposal, holders of Class A Stock (including the underlying shares represented by Constellation CDIs) and Class B Stock are entitled to vote as a single class at the Meeting, with holders of Class A Stock having one (1) vote per share and holders of Class B Stock having ten (10) votes per share. Therefore, abstentions will have the effect of negative votes. However, because broker non-votes, if any, are not considered entitled to vote, they will not affect the outcome of the vote.

The adoption of the proposal to amend the Company’s Restated Certificate of Incorporation (Proposal No. 3) requires the affirmative vote of the holders of a majority of all outstanding shares of Class A Stock (including the underlying shares represented by Constellation CDIs) and Class B Stock entitled to vote thereon, voting together as a single class, with the holders of the Class A Stock having one (1) vote per share and the holders of the Class B Stock having ten (10) votes per share. Abstentions and broker non-votes, if applicable, will therefore have the effect of negative votes.

BENEFICIAL OWNERSHIP

As of May 31, 2005, the following tables and notes set forth (i) the persons known to the Company to beneficially own more than 5% of Class A Stock or Class B Stock, (ii) the number of shares beneficially owned by them, and (iii) the percent of such class so owned, rounded to the nearest one-tenth of one percent. This information is based on information furnished to the Company by or on behalf of each person concerned. Unless otherwise noted, the percentages of ownership were calculated on the basis of 195,947,790 shares of Class A Stock and 23,951,260 shares of Class B Stock outstanding as of the close of business on May 31, 2005.

Class A Stock

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership (1)			Percent of Class (1)
	Sole Power to Vote or Dispose	Shared Power to Vote or Dispose	Total
Richard Sands 370 Woodcliff Drive, Suite 300 Fairport, NY 14450	2,506,656 (2)	601,424 (2)	3,108,080	1.6%
Robert Sands 370 Woodcliff Drive, Suite 300 Fairport, NY 14450	2,420,912 (4)	601,424 (4)	3,022,336	1.5%
CWC Partnership-I 370 Woodcliff Drive, Suite 300 Fairport, NY 14450	-	472,376 (5)	472,376	0.2%
Trust for the benefit of Andrew Stern, M.D. under the will of Laurie Sands 370 Woodcliff Drive, Suite 300 Fairport, NY 14450	-	472,376 (6)	472,376	0.2%
Stockholders Group Pursuant to Section 13(d)(3) of the Securities Exchange Act of 1934, as amended (7)	-	5,528,992 (7)	5,528,992	2.8%
FMR Corp. 82 Devonshire Street Boston, MA 02109 (8)	(8)	(8)	15,610,122 (8)	7.9%
Wellington Management Company, LLP 75 State Street Boston, MA 02109 (9)	-	(9)	11,081,768 (9)	5.7%

Class B Stock
Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership (1)			Percent of Class (1)
	Sole Power to Vote or Dispose	Shared Power to Vote or Dispose	Total
Richard Sands 370 Woodcliff Drive, Suite 300 Fairport, NY 14450	5,908,232	10,860,144 (2)	16,768,376	70.0%
Robert Sands 370 Woodcliff Drive, Suite 300 Fairport, NY 14450	5,902,592	10,860,144 (4)	16,762,736	70.0%
Trust for the benefit of Andrew Stern, M.D. under the will of Laurie Sands 370 Woodcliff Drive, Suite 300 Fairport, NY 14450	-	6,662,712 (6)	6,662,712	27.8%
CWC Partnership-I 370 Woodcliff Drive, Suite 300 Fairport, NY 14450	-	6,099,080 (5)	6,099,080	25.5%
Trust for the benefit of the Grandchildren of Marvin and Marilyn Sands 370 Woodcliff Drive, Suite 300 Fairport, NY 14450	-	4,050,000 (10)	4,050,000	16.9%
Stockholders Group Pursuant to Section 13(d)(3) of the Securities Exchange Act of 1934, as amended (7)	-	22,670,968 (7)	22,670,968	94.7%
______________________________

(1)
The number of shares and the percentage of ownership set forth in the Class A Stock table includes the number of shares of Class A Stock that can be purchased by exercising stock options that are exercisable on May 31, 2005 or become exercisable within sixty (60) days thereafter (“presently exercisable”). Such number does not include the number of option shares that may become exercisable within sixty (60) days of May 31, 2005 due to certain acceleration provisions in certain awards, which accelerations cannot be foreseen on the date of this Proxy Statement. Additionally, such number does not include the shares of Class A Stock issuable pursuant to the conversion feature of Class B Stock beneficially owned by each person. The number of shares and percentage of ownership assuming conversion of Class B Stock into Class A Stock are contained in the footnotes. For purposes of calculating the percentage of ownership of Class A Stock in the table and in the footnotes, additional shares of Class A Stock equal to the number of presently exercisable options and, as appropriate, the number of shares of Class B Stock owned by each person are assumed to be outstanding pursuant to Rule 13d-3(d)(1) under the Securities Exchange Act. Where the footnotes reflect shares of Class A Stock as being included, such shares are included only in the Class A Stock table and where the footnotes reflect shares of Class B Stock as being included, such shares are included only in the Class B Stock table. As of May 31, 2005, none of the beneficial owners of the Company’s Class A Stock, other than FMR Corp., have reported any interest in the Company’s 5.75% Mandatory Convertible Preferred Stock. The information pertaining to FMR Corp. is set forth in more detail in footnote (8) below.

(2)
The amount reflected as shares of Class A Stock over which Richard Sands has the sole power to vote or dispose includes 2,059,800 shares of Class A Stock issuable upon the exercise of options that are presently exercisable by Mr. Sands. The amounts reflected as shares over which Mr. Sands shares power to vote or dispose include, as applicable, 471,608 shares of Class A Stock and 5,431,712 shares of Class B Stock owned by CWC Partnership-I, a New York general partnership (“CWCP-I”), of which Richard Sands is a managing partner, 147,432 shares of Class B Stock owned by the Marvin Sands Master Trust (the “Master Trust”), of which Richard Sands is a trustee and beneficiary, 768 shares of Class A Stock and 667,368 shares of Class B Stock owned by M, L, R, & R, a New York general partnership (“MLR&R”), of which Mr. Sands and the Master Trust are general partners, 563,632 shares of Class B Stock owned by CWC Partnership-II, a New York general partnership (“CWCP-II”), of which Mr. Sands is a trustee of the managing partner, 4,050,000 shares of Class B Stock owned by the trust described in footnote (10) below, and 129,048 shares of Class A Stock owned by the Mac and Sally Sands Foundation, Incorporated, a Virginia corporation (the “Sands Foundation”), of which Mr. Sands is a director and officer. Mr. Sands disclaims beneficial ownership of all of the foregoing shares except to the extent of his ownership interest in CWCP-I and MLR&R and his beneficial interest in the Master Trust. The amounts reflected do not include 29,120 shares of Class A Stock owned by Mr. Sands’ wife, individually and as custodian for their children, the remainder interest Mr. Sands has in 1,433,336 of the 4,300,008 shares of Class A Stock subject to the life estate held by Marilyn Sands described in footnote (3) below or the remainder interest of CWCP-II in 1,447,812 of such shares. Mr. Sands disclaims beneficial ownership with respect to all such shares. Assuming the conversion of Class B Stock beneficially owned by Mr. Sands into Class A Stock, Mr. Sands would beneficially own 19,876,456 shares of Class A Stock, representing 9.3% of the outstanding Class A Stock after such conversion.

(3)
Marilyn Sands is the beneficial owner of a life estate in 4,300,008 shares of Class A Stock that includes the right to receive income from and the power to vote and dispose of such shares. The remainder interest in such shares is held by Richard Sands, Robert Sands and CWCP-II.

(4)
The amount reflected as shares of Class A Stock over which Robert Sands has the sole power to vote or dispose includes 1,838,600 shares of Class A Stock issuable upon the exercise of options that are presently exercisable by Mr. Sands. The amounts reflected as shares over which Mr. Sands shares power to vote or dispose include, as applicable, 471,608 shares of Class A Stock and 5,431,712 shares of Class B Stock owned by CWCP-I, of which Robert Sands is a managing partner, 147,432 shares of Class B Stock owned by the Master Trust, of which Robert Sands is a trustee and beneficiary, 768 shares of Class A Stock and 667,368 shares of Class B Stock owned by MLR&R, of which Mr. Sands and the Master Trust are general partners, 563,632 shares of Class B Stock owned by CWCP-II, of which Mr. Sands is a trustee of the managing partner, 4,050,000 shares of Class B Stock owned by the trust described in footnote (10) below, and 129,048 shares of Class A Stock owned by the Sands Foundation, of which Mr. Sands is a director and officer. Mr. Sands disclaims beneficial ownership of all of the foregoing shares except to the extent of his ownership interest in CWCP-I and MLR&R and his beneficial interest in the Master Trust. The amounts reflected do not include 183,520 shares of Class A Stock owned by Mr. Sands’ wife, individually and as custodian for their children, the remainder interest Mr. Sands has in 1,418,860 of the 4,300,008 shares of Class A Stock subject to the life estate held by Marilyn Sands described in footnote (3) above or the remainder interest of CWCP-II in 1,447,812 of such shares. Mr. Sands disclaims beneficial ownership with respect to all such shares. Assuming the conversion of Class B Stock beneficially owned by Mr. Sands into Class A Stock, Mr. Sands would beneficially own 19,785,072 shares of Class A Stock, representing 9.2% of the outstanding Class A Stock after such conversion.

(5)
The amounts reflected include, as applicable, 768 shares of Class A Stock and 667,368 shares of Class B Stock owned by MLR&R, of which CWCP-I is a general partner. The shares owned by CWCP-I are included in the number of shares beneficially owned by Richard Sands and Robert Sands, the managing partners of CWCP-I, the Marital Trust (defined in footnote (6) below), a partner of CWCP-I which owns a majority in interest of the CWCP-I partnership interests, and the group described in footnote (7) below. The other partners of CWCP-I are trusts for the benefit of Laurie Sands’ children. Assuming the conversion of Class B Stock beneficially owned by CWCP-I into Class A Stock, CWCP-I would beneficially own 6,571,456 shares of Class A Stock, representing 3.3% of the outstanding Class A Stock after such conversion.

(6)
The amounts reflected include, as applicable, 471,608 shares of Class A Stock and 5,431,712 shares of Class B Stock owned by CWCP-I, in which the Trust for the benefit of Andrew Stern, M.D. under the will of Laurie Sands (the “Marital Trust”) is a partner and owns a majority in interest of the CWCP-I partnership interests, 563,632 shares of Class B Stock owned by CWCP-II, in which the Marital Trust is a partner and owns a majority in interest of the CWCP-II partnership interests, and 768 shares of Class A Stock and 667,368 shares of Class B Stock owned by MLR&R, of which CWCP-I is a general partner. The Marital Trust disclaims beneficial ownership with respect to all of the foregoing shares except to the extent of its ownership interest in CWCP-I and CWCP-II. The amounts reflected do not include the remainder interest CWCP-II has in 1,447,812 of the 4,300,008 shares of Class A Stock subject to the life estate held by Marilyn Sands described in footnote (3) above. The Marital Trust disclaims beneficial ownership with respect to all such shares. Assuming the conversion of Class B Stock beneficially owned by the Marital Trust into Class A Stock, the Marital Trust would beneficially own 7,135,088 shares of Class A Stock, representing 3.5% of the outstanding Class A Stock after such conversion.

(7)
The group, as reported, consists of Richard Sands, Robert Sands, CWCP-I, CWCP-II, and the trust described in footnote (10) (collectively, the “Group”). The basis for the Group consists of: (i) a Stockholders Agreement among Richard Sands, Robert Sands and CWCP-I and (ii) the fact that the familial relationship between Richard Sands and Robert Sands, their actions in working together in the conduct of the business of the Company and their capacity as partners and trustees of the other members of the Group may be deemed to constitute an agreement to “act in concert” with respect to the Company’s shares. The members of the Group disclaim that an agreement to act in concert exists. Except with respect to the shares subject to the Stockholders Agreement, the shares owned by CWCP-I and CWCP-II, and the shares held by the trust described in footnote (10) below and the Master Trust, no member of the Group is required to consult with any other member of the Group with respect to the voting or disposition of any shares of the Company. Assuming the conversion of Class B Stock beneficially owned by the Group into Class A Stock, the Group would beneficially own 28,199,960 shares of Class A Stock, representing 12.7% of the outstanding Class A Stock after such conversion. Of the shares of Class A Stock and Class B Stock held by the Group, 1,300,000 shares of Class A Stock and 4,200,771 shares of Class B Stock have been pledged under a credit facility with a financial institution by certain members of the Group as collateral for loans made to such members of the Group and certain other Sands-related entities. In the event of noncompliance with certain covenants under the credit facility, the financial institution has the right to sell the pledged shares subject to certain protections afforded to the pledgors.

(8)
The number of shares equals the number of shares of Class A Stock reported to be beneficially owned by FMR Corp., Edward C. Johnson 3d and Abigail P. Johnson (collectively, “FMR”) in its Schedule 13G (Amendment No. 3) dated February 14, 2005, filed with the Securities and Exchange Commission, and is also adjusted to reflect the effect of the Company’s two-for-one stock split that was distributed in the form of a stock dividend on May 13, 2005 (“2005 Stock Split”). The percentage of ownership reflected in the table is calculated on the basis of 195,947,790 shares of Class A Stock outstanding on May 31, 2005 and includes the additional shares of Class A Stock resulting from the assumed conversion of the Company’s Depositary Shares held by FMR (as described below). The Schedule 13G (Amendment No. 3), as adjusted for the 2005 Stock Split, indicates that of the 15,610,122 shares beneficially owned by FMR, through its control of Fidelity Management & Research Company, FMR has sole dispositive power with respect to 14,847,282 shares (which includes 582,382 shares of Class A Stock resulting from the assumed conversion of Company Depositary Shares, each representing 1/40 of a share of the Company’s 5.75% Series A Mandatory Convertible Preferred Stock, that are beneficially owned by FMR), through its control of Fidelity Management Trust Company, FMR has sole dispositive and voting power with respect to 549,240 shares, and through other relationships, FMR has sole dispositive and voting power with respect to 213,600 shares. For further information pertaining to FMR, reference should be made to FMR’s Schedule 13G (Amendment No. 3) filed with the Securities and Exchange Commission. With respect to the information contained herein pertaining to shares of Class A Stock beneficially owned by FMR, the Company has relied solely on the information reported in FMR’s Schedule 13G (Amendment No. 3) and has not independently verified FMR’s beneficial ownership as of May 31, 2005.

(9)
The number of shares equals the number of shares of Class A Stock reported to be beneficially owned by Wellington Management Company, LLP (“WMC”) in its Schedule 13G (Amendment No. 3) dated February 14, 2005, filed with the Securities and Exchange Commission, and is also adjusted to reflect the effect of the 2005 Stock Split. The percentage of ownership reflected in the table is calculated on the basis of 195,947,790 shares of Class A Stock outstanding on May 31, 2005. The Schedule 13G (Amendment No. 3), as adjusted for the 2005 Stock Split, indicates that of the 11,081,768 shares beneficially owned by WMC in its capacity as an investment advisor, WMC has shared voting power with respect to 8,923,404 shares and has shared dispositive power with respect to 11,081,768 shares. For further information pertaining to WMC, reference should be made to WMC’s Schedule 13G (Amendment No. 3) filed with the Securities and Exchange Commission. With respect to the information contained herein pertaining to shares of Class A Stock beneficially owned by WMC, the Company has relied solely on the information reported in WMC’s Schedule 13G (Amendment No. 3) and has not independently verified WMC’s beneficial ownership as of May 31, 2005.

(10)
The trust was created by Marvin Sands under the terms of an Irrevocable Trust Agreement dated November 18, 1987 (the “Trust”). The Trust is for the benefit of the present and future grandchildren of Marvin and Marilyn Sands. The Co-Trustees of the Trust are Richard Sands and Robert Sands. Unanimity of the Co-Trustees is required with respect to voting and disposing of Class B Stock owned by the Trust. The shares owned by the Trust are included in the number of shares beneficially owned by Richard Sands, Robert Sands and the Group. Assuming the conversion of Class B Stock beneficially owned by the Trust into Class A Stock, the Trust would beneficially own 4,050,000 shares of Class A Stock, representing 2.0% of the outstanding Class A Stock after such conversion.

EXECUTIVE COMPENSATION

Summary Compensation

The following table summarizes the annual and long-term compensation paid to the Company’s Chief Executive Officer and the other four most highly compensated executive officers (as determined at the end of the fiscal year ended February 28, 2005 (collectively, the “Named Executives”)) for the fiscal years ended February 28, 2005, February 29, 2004 and February 28, 2003.

Summary Compensation Table

		Annual Compensation			Long-Term Compensation Awards (2)
Name and Principal Position	Year	Salary	Bonus	Other Annual Compen- sation (1)	Securities Underlying Options (3)	All Other Compen- sation (4)
Richard Sands, Chairman of the Board and Chief Executive Officer	2005 2004 2003	$ 950,000 875,500 850,000	$1,154,250 868,715 1,108,613	$ 121,524 (5) 88,729 (5) 104,002 (5)	282,800 212,200 -	$ 77,620 64,514 70,313
Robert Sands, President and Chief Operating Officer	2005 2004 2003	$ 750,000 618,000 600,000	$ 911,250 613,211 782,550	$ 113,850 (6) - 54,493 (6)	231,800 167,600 -	$ 62,431 46,497 49,735
Stephen B. Millar, Chief Executive Officer, Constellation Wines (7)	2005 2004 2003	$ 652,834 553,703 -	$ 590,684 263,452 -	$ 54,934 (8) 98,796 (8) -	141,400 431,212 -	$ 128,893 139,023 -
Alexander L. Berk, Chief Executive Officer, Constellation Beers and Spirits (9)	2005 2004 2003	$ 562,277 545,900 530,000	$ 630,200 610,731 567,784	- - -	84,600 81,000 -	$ 52,267 50,352 51,874
Thomas S. Summer, Executive Vice President and Chief Financial Officer	2005 2004 2003	$ 424,360 412,000 400,000	$ 412,478 327,046 382,580	- - -	103,800 123,000 -	$ 37,778 32,997 34,899
________________________

(1)
None of the Named Executives, other than as indicated, received any individual perquisites or other personal benefits exceeding the lesser of $50,000 or 10% of the total salary and bonus reported for such executive officer during the periods covered by the Summary Compensation Table.

(2)	None of the Named Executives received any restricted stock awards or any pay-outs under long-term incentive plans during the periods covered by the Summary Compensation Table.

(3)	The securities consist of shares of Class A Stock underlying stock options.

(4)	Amounts reported for 2005 consist of:

•	Company 401(k) contributions under the Company’s 401(k) and Profit Sharing Plan: Richard Sands $6,494; Robert Sands $6,277; Alexander Berk $6,150; and Thomas Summer $6,002.

•	Company profit sharing contributions under the Company’s 401(k) and Profit Sharing Plan: Richard Sands $15,355; Robert Sands $15,355; Alexander Berk $16,810; and Thomas Summer $15,355.

•	Company contributions under the Company’s 2005 Supplemental Executive Retirement Plan: Richard Sands $55,771; Robert Sands $40,799; Alexander Berk $29,307; and Thomas Summer $16,421.

•	Company contributions to the Superannuation Plan for Stephen Millar: $128,893.

(5)	The amounts shown include $114,324 in 2005, $83,959 in 2004 and $94,080 in 2003 for use of the corporate aircraft.

(6)	The amounts shown include $105,564 in 2005 and $54,267 in 2003 for use of the corporate aircraft. No amount is shown for use of the corporate aircraft in 2004.

(7)
Mr. Millar joined the Company in April 2003 with the acquisition of BRL Hardy Limited (now known as Hardy Wine Company Limited) at which time he became an executive officer of the Company. Mr. Millar remains an employee of Hardy Wine Company Limited. The reported information for 2004 is the amount paid to him during the portion of the 2004 fiscal year that he was an executive officer of the Company. Mr. Millar is paid in Australian dollars. The amounts appearing in the table and footnotes are converted into United States dollars using the weighted average exchange rate for the indicated fiscal year. Specifically, amounts were converted to US dollars from Australian dollars at the weighted average exchange rate of 0.7385 for 2005 and the weighted average exchange rate of 0.7057 for 2004.

(8)	The amounts shown include use of a motor vehicle in the amount of $42,301 in 2005 and $29,826 in 2004 and air transportation services in the amount of $55,184 in 2004.

(9)	Mr. Berk is employed by Barton Incorporated, a wholly-owned subsidiary of the Company. Mr. Berk is also President and Chief Executive Officer of Barton Incorporated.

Stock Options

The following table contains information concerning stock option grants to the Named Executives during the fiscal year ended February 28, 2005. No stock appreciation rights ("SARs") were granted to any of the Named Executives in that year. The columns labeled "Potential Realizable Value" are based on hypothetical 5% and 10% growth assumptions, as required by the Securities and Exchange Commission. The Company cannot predict the actual growth rate of its Common Stock.

Option Grants In Last Fiscal Year

Individual Grants					Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term
Name	Number of Securities Underlying Options Granted (1)	% of Total Options Granted to Employees in Fiscal Year	Exercise or Base Price ($/Sh) (2)	Expiration Date
					5%	10%
Richard Sands	242,800 (3)	3.6%	$ 16.63	04/06/14	$ 2,539,328	$ 6,435,156
	40,000 (4)	0.6%	$ 23.02	12/23/14	$ 579,086	$ 1,467,518
Robert Sands	191,800 (3)	2.8%	$ 16.63	04/06/14	$ 2,005,944	$ 5,083,455
	40,000 (4)	0.6%	$ 23.02	12/23/14	$ 579,086	$ 1,467,518
Stephen B. Millar	101,400 (3)	1.5%	$ 16.63	04/06/14	$ 1,060,494	$ 2,687,499
	40,000 (4)	0.6%	$ 23.02	12/23/14	$ 579,086	$ 1,467,518
Alexander L. Berk	84,600 (3)	1.2%	$ 16.63	04/06/14	$ 884,791	$ 2,242,233
Thomas S. Summer	63,800 (3)	0.9%	$ 16.63	04/06/14	$ 667,253	$ 1,690,951
	40,000 (4)	0.6%	$ 23.02	12/23/14	$ 579,086	$ 1,467,518
_______________________________
(1)
The securities consist of shares of Class A Stock underlying non-qualified stock options that were granted pursuant to the Company’s Long-Term Stock Incentive Plan, as amended (the “LTSIP Plan”) or the Company’s Incentive Stock Option Plan, as amended (the “ISOP Plan”). The stock options were granted for terms of no greater than 10 years, subject to earlier termination upon the occurrence of certain events related to termination of employment. Under the LTSIP Plan and the ISOP Plan, the vesting of stock options accelerates in the event of a change of control, as defined in the LTSIP Plan and the ISOP Plan.

(2)	The exercise price per share of each option is equal to the closing market price of a share of Class A Stock on the date of grant.
(3)	This option is 100% vested and fully exercisable.
(4)
This option vests and becomes fully exercisable on December 23, 2008, unless it becomes exercisable on an earlier date as follows: (i) 25% of this option has become exercisable; (ii) an additional 25% of this option will become exercisable after the fair market value of a share of Class A Stock has been at least $30.45 for fifteen (15) consecutive trading days; and (iii) the remaining 50% of this option will become exercisable after the fair market value of a share of Class A Stock has been at least $35.01 for fifteen (15) consecutive trading days.

The following table sets forth information regarding: (i) shares acquired and the value realized upon the exercise of stock options by the Named Executives during the fiscal year ended February 28, 2005; and (ii) the number and value of exercisable and unexercisable stock options held by the Named Executives as of February 28, 2005. There are no outstanding SARs.

Aggregated Option Exercises In Last Fiscal Year
And Fiscal Year-End Option Values

Name	Shares Acquired on Exercise	Value Realized	Number of Securities Underlying Unexercised Options at FY-End (1)		Value of Unexercised In-the-Money Options at FY-End (2)
			Exercisable	Unexercisable	Exercisable	Unexercisable
Richard Sands	-	-	2,093,680	99,720	$ 40,225,629	$ 1,110,160
Robert Sands	-	-	1,872,480	99,720	$ 36,568,851	$ 1,110,160
Stephen B. Millar	50,000	$ 336,526	307,642	214,970	$ 4,112,566	$ 2,697,080
Alexander L. Berk	402,560	$ 5,628,668	564,800	14,080	$ 9,659,205	$ 281,811
Thomas S. Summer	-	-	557,320	94,920	$ 9,763,919	$ 1,024,024
________________________

(1)	The securities consist of shares of Class A Stock underlying stock options that were granted pursuant to Company plans that were approved by its stockholders.

(2)
The indicated dollar values are calculated by determining the difference between the closing price of the Class A Stock on the New York Stock Exchange at the end of fiscal 2005 and the exercise price of each indicated option.

Hardy Wine Company Superannuation Plan

Mr. Millar participates in the defined benefit component of the Hardy Wine Company (“Hardy”) Superannuation Plan (the “Hardy Plan”), which provides for a lump sum payment to him upon his retirement from Hardy. This benefit will be an amount equal to twenty percent of (i) Mr. Millar’s average salary (salary being the same for purposes of the Hardy Plan as that which appears in the Summary Compensation Table above) for his three final years of employment prior to retirement (“final average salary”), multiplied by (ii) Mr. Millar’s years of service with Hardy. As of February 28, 2005, Mr. Millar was credited with 14 years of service for purposes of the Hardy Plan. Based on service through February 28, 2005, the Company estimates that the amount of the benefit to which Mr. Millar would be entitled if he had then retired would be AUD$2,190,826. The Company estimates that the retirement benefit under the Hardy Plan for Mr. Millar, assuming that he continues in Hardy’s employ to age 65 (the normal retirement date for purposes of the Hardy Plan) and that his final average salary for purposes of calculating his benefit amount is twenty percent greater than his current salary, would be AUD$3,599,995. Such amounts are not subject to deduction or offset for any other private or public retirement benefit to which Mr. Millar is entitled. If converted into United States dollars using the weighted average exchange rate for the 2005 fiscal year, these amounts would be, respectively, $1,617,925 and $2,658,596.

Report with Respect to Executive Compensation

The following report is required by the Securities and Exchange Commission’s executive compensation rules in order to standardize the reporting of executive compensation by public companies. This information shall not be deemed incorporated by reference in any filing under the federal securities laws by virtue of any general incorporation of this Proxy Statement by reference and shall not otherwise be treated as filed under the securities laws.

General

The Human Resources Committee of the Board of Directors administers the Company’s executive compensation program. The Human Resources Committee is composed of Jeananne Hauswald, Thomas McDermott and Paul Smith, each of whom is an independent, non-management director.

The objectives of the Company’s executive compensation program are to (i) be competitive with the pay practices of other companies of comparable size and status, including those in the beverage alcohol industry, and (ii) attract, motivate and retain key executives who are vital to the long-term success of the Company. As discussed in detail below, the Company’s executive compensation program consists of both fixed (base salary) and variable, incentive-based compensation elements. These elements are designed to operate together to comprise performance-based annual cash compensation and stock-based compensation which align the interests of the Company’s executives with the interests of its stockholders.

Executive incentive compensation is determined in light of the Company’s performance during the fiscal year and takes into account compensation data of comparable companies. Specifically considered in fiscal year 2005 with respect to annual management incentives was the Company’s operating income for fiscal 2005, adjusted for certain items, as compared to that set forth in its fiscal 2005 operating plan.

Base Salary

With respect to annual compensation, the fundamental objective in setting base salary levels for the Company’s senior management is to pay competitive rates to attract and retain high quality, competent executives. Competitive pay levels are determined based upon input of compensation consultants, independent industry surveys, proxy disclosures, salaries paid to attract new managers and past experience. The Human Resources Committee reviews data generated by Mercer Human Resource Consulting, Inc., a consultant to the Company, for competitive analyses. Base salary levels are determined based upon factors such as individual performance (e.g., leadership, level of responsibility, management skills and industry activities), Company performance and competitive pay data.

Annual Management Incentives

In addition to their base salary, the Company’s executives have the opportunity to earn an annual cash bonus under the Company’s Annual Management Incentive Plan. The annual bonus for executive officers, including the Chief Executive Officer, for fiscal 2005 was based on three variables: the participant’s management position, salary and achieved Company performance for the plan year. Performance targets were based on operating income, using the first-in, first-out method of accounting for inventory valuation before adjustments are made for reserves. Awards were based on a percentage of base salary, with target awards ranging from 60% to 75% of base salaries for executive officers. The purpose of the annual bonus is to motivate and provide an incentive to management to achieve specific business objectives and initiatives as set forth in the Company’s annual operating plan and budget. Because the financial performance of the Company met or exceeded the established targeted goals, actual bonuses paid executive officers exceeded the target awards. For fiscal 2005, annual cash bonuses were awarded to each of the Named Executives in the amounts indicated in the Summary Compensation Table.

Future cash bonuses for the participating executives will be determined by the Human Resources Committee pursuant to, or in a manner similar to that contemplated by, the Company’s Annual Management Incentive Plan. Pursuant to that Plan, the Committee would award cash bonuses to the participating executives in the event that the Company attains one or more pre-set performance targets.

Stock Options, SARs and Restricted Stock

In connection with the executive compensation program, long-term incentive awards in the form of, among others, stock options, stock appreciation rights and restricted stock are available for grant under the Company’s Long-Term Stock Incentive Plan and Incentive Stock Option Plan. Awards have been primarily in the form of non-qualified stock options granted under the Company’s Long-Term Stock Incentive Plan. These arrangements balance the annual operating objectives of the annual cash incentive plan with the Company’s longer-term stockholder value building strategies. The Human Resources Committee and the Board of Directors grant these stock-based incentive awards from time to time for the purpose of attracting and retaining key executives, motivating them to attain the Company’s long-range financial objectives, and closely aligning their financial interests with long-term stockholder interests and share value.

The Company believes that through the use of stock options, executives’ interests are directly tied to enhanced stockholder value. The Human Resources Committee of the Board (as well as the full Board) has the flexibility of awarding non-qualified stock options, restricted stock, stock appreciation rights and other stock-based awards under the Company’s Long-Term Stock Incentive Plan and incentive stock options under the Company’s Incentive Stock Option Plan. This flexibility enables the Company to fine-tune its grants in order to maximize the alignment of the interests of the stockholders and management.

During fiscal 2005, the Human Resources Committee awarded nonqualified options to all executive officers, including the Company’s Chief Executive Officer, taking into account relevant market survey data, their position with the Company and the financial performance of the Company. In recognition of personal efforts in a significant acquisition by the Company, the Human Resources Committee awarded additional nonqualified options to seven (7) executive officers, including the Company’s Chief Executive Officer. The exercise price of the stock options awarded was equal to the market value of the underlying shares on the date of grant. Accordingly, the value of the award depends solely upon future growth in the share value of the Company’s Class A Stock.

Compensation of Chief Executive Officer

For fiscal year 2005, the compensation of Richard Sands, the Company’s Chief Executive Officer, was based on a variety of factors as noted above. In this regard, the Human Resources Committee considered the Company’s performance, as well as Mr. Sands’ individual performance. In addition, the compensation packages of chief executive officers of certain comparable companies selected by Mercer Human Resource Consulting, Inc. were considered. Also taken into account was the Company’s current executive salary and compensation structure.

Richard Sands’ base salary is believed to be in line with salaries of executives of similar companies and chief executive officers with similar responsibilities. Pursuant to the Company’s Annual Management Incentive Plan, Mr. Sands’ annual cash incentive attributable to fiscal 2005 was a percentage of his base salary based upon the Company’s fiscal 2005 operating income (using the first-in, first-out method of accounting for inventory valuation before adjustments are made for reserves), as compared to that set forth in the Company’s fiscal 2005 operating plan. The range for Mr. Sands’ cash incentive award, from threshold, target and maximum (18.75%, 75% and 150%, respectively), was comparable to industry compensation survey data for executives in Richard Sands’ position. For the fiscal year ended February 28, 2005, Richard Sands received a bonus of $1,154,250, which is equal to 121.5% of his salary. As noted elsewhere in this Proxy Statement, during fiscal 2005, Mr. Sands also received stock options to purchase up to 282,800 shares of Class A Stock of the Company.

Deductibility of Executive Compensation

Section 162(m) of the Internal Revenue Code provides that certain compensation in excess of $1 million per year paid to a company’s chief executive officer and four other most highly paid executive officers may not be deductible by the company unless it qualifies as performance-based compensation. The Human Resources Committee recognizes the benefits of structuring executive compensation so that Section 162(m) does not limit the Company’s tax deductions for such compensation, and the Company’s Long-Term Stock Incentive Plan, Incentive Stock Option Plan and Annual Management Incentive Plan have been designed so that the Human Resources Committee may award performance-based compensation that is not subject to the limits imposed by Section 162(m). Under certain circumstances, the Human Resources Committee may decide to award executive compensation in an amount and form that is not deductible under Section 162(m).

The foregoing report is given by the members of the Human Resources Committee.

                     Human Resources Committee

                     Thomas C. McDermott (Chair)
                     Jeananne K. Hauswald
                     Paul L. Smith

Compensation Committee Interlocks and Insider Participation

As described above, during fiscal 2005, Jeananne Hauswald, Thomas McDermott and Paul Smith served as members of the Human Resources Committee of the Company’s Board of Directors. None of these individuals are or have ever been officers or employees of the Company.

Stock Price Performance Graph

Set forth below is a line graph comparing, for the fiscal years ended the last day of February 2001, 2002, 2003, 2004 and 2005, the cumulative total stockholder return of the Company’s Class A Stock and Class B Stock, with the cumulative total return of the S&P MidCap 400 Index and a peer group index comprised of companies in the beverage industry (the “Selected Peer Group Index”) (see footnote (1) to the graph). The graph assumes the investment of $100.00 on February 29, 2000 in the Company’s Class A Stock, the Company’s Class B Stock, the S&P MidCap 400 Index and the Selected Peer Group Index, and also assumes the reinvestment of all dividends.

Comparison of Five Year Cumulative Total Return

	2000	2001	2002	2003	2004	2005
STZ	$100.00	$130.31	$221.84	$201.06	$258.78	$436.98
STZ.B	100.00	130.61	217.71	200.00	258.78	443.35
S & P MidCap 400 Index	100.00	108.93	111.87	90.99	136.24	152.77
Peer Group Index	100.00	122.31	125.15	106.45	145.53	141.55
____________________________

(1)
The Selected Peer Group Index is weighted according to the respective issuer's stock market capitalization and is comprised of the following companies: Anheuser-Busch Companies, Inc.; The Boston Beer Company, Inc.; Brown-Forman Corporation (Class A and Class B Shares); Cadbury Schweppes plc; Coca-Cola Bottling Co. Consolidated; The Coca-Cola Company; Coca-Cola Enterprises Inc.; Diageo plc; LVMH Moet Hennessy Louis Vuitton; Molson Coors Brewing Company (Class B Shares); PepsiCo, Inc.; and PepsiAmericas, Inc.

There can be no assurance that the Company’s stock performance will continue into the future with the same or similar trends depicted by the graph above. The Company neither makes nor endorses any predictions as to future stock performance.

The Stock Price Performance Graph set forth above shall not be deemed incorporated by reference in any filing under the federal securities laws by virtue of any general incorporation of this Proxy Statement by reference and shall not otherwise be treated as filed under the securities laws.

Certain Relationships and Related Transactions

Alexander Berk and Barton Incorporated (“Barton”), a wholly-owned subsidiary of the Company, are parties to an employment agreement dated as of September 1, 1990, as amended on November 11, 1996 and October 20, 1998, that provides for Mr. Berk’s compensation and sets forth the terms and conditions of Mr. Berk’s employment with Barton. Under his employment agreement, Mr. Berk serves as the President and Chief Executive Officer of Barton and, by virtue of his current responsibilities with Barton and his designation by the Company as Chief Executive Officer, Constellation Beers and Spirits, he is deemed an executive officer of the Company. While the initial term of the employment agreement expired on February 28, 2001, in accordance with the agreement, the term is automatically extended for one-year periods unless either Mr. Berk or Barton notifies the other that such party does not wish to extend it. The agreement will terminate prior to the expiration of the current term (i) upon Mr. Berk’s death or Retirement, (ii) at Barton’s election, for Cause or upon Mr. Berk’s Complete Disability, and (iii) at Mr. Berk’s election, for Good Reason (all as set forth in the agreement). If Barton decides not to extend the term of the agreement, or if the agreement terminates by reason of Mr. Berk’s death, Complete Disability, or Retirement, or for Good Reason, Barton is obligated to pay to Mr. Berk a post-termination benefit equal to 100% of his then current base salary plus the amount of the bonus paid to him for the immediately preceding fiscal year. If Mr. Berk decides not to extend the term of the agreement, then Barton is obligated to pay to Mr. Berk a post-termination benefit equal to one-half of the foregoing amount. In the event that Mr. Berk’s employment is terminated for Good Reason, or is terminated by Barton for reasons other than death, Complete Disability, Cause, or Barton’s decision not to extend the term of the agreement, then Mr. Berk is entitled to be paid (i) if the applicable conditions are satisfied, a supplementary post-termination benefit equal to what he otherwise would have been entitled to receive as his share of Barton’s contribution to its profit-sharing and retirement plan for the fiscal year in which such termination occurs and (ii) an amount equal to the product of his then current base salary multiplied by the number of years remaining in the then current term of the agreement. Post-termination benefits are payable to Mr. Berk in a lump sum as soon as practicable after his employment terminates, except that any supplementary post-termination benefit is payable promptly after Barton’s contribution to the retirement plan. The agreement requires Mr. Berk to keep certain information with respect to the Company confidential during and after his employment with the Company.

Stephen Millar and BRL Hardy Limited (now known as Hardy Wine Company Limited) had entered into an Memorandum of Agreement (Service Contract) dated as of June 11, 1996 (the “Service Contract”) that provides for Mr. Millar’s compensation and sets forth terms and conditions of his employment with BRL Hardy Limited. Mr. Millar and BRL Hardy Limited also entered into a Non-Competition Agreement effective April 4, 2003. Effective April 8, 2003, BRL Hardy Limited became a wholly-owned subsidiary of the Company and is now known as Hardy Wine Company Limited (“Hardy”). Mr. Millar and the Company entered into a letter agreement under which Mr. Millar serves as the Chief Executive Officer, Constellation Wines and by virtue of these responsibilities, he is deemed an executive officer of the Company. The letter agreement provides for certain of Mr. Millar’s compensation arrangements and provides for additional terms and conditions of his employment. Those provisions of the 1996 Service Contract not inconsistent with the letter agreement continue. Pursuant to the Service Contract, Mr. Millar may receive a remuneration entitlement consisting of his annual salary and benefits package in the event his position becomes redundant, including redundancy associated with a change in control of Hardy. The Service Contract requires Mr. Millar to keep certain information with respect to Hardy confidential during and after his employment and the Non-Competition Agreement restrains Mr. Millar from engaging in certain activities in competition with the Company for a period of twelve (12) months following termination of his employment.

Under the terms of a letter agreement between the Company and Thomas Summer, Executive Vice President and Chief Financial Officer of the Company, if Mr. Summer’s employment is terminated without cause or if he voluntarily resigns within thirty (30) days after a demotion or a material diminishment in his responsibilities, in either case without cause, or if there is a change in control of the Company, he will be entitled to receive severance compensation equal to his then current base compensation for a period of twelve (12) months.

By an Agreement dated December 20, 1990, the Company entered into a split-dollar insurance agreement with a trust established by Marvin Sands of which Robert Sands is the trustee. Pursuant to the Agreement, in prior years the Company has paid the annual premium on an insurance policy (the “Policy”) held in the trust, and the trust has reimbursed the Company for the portion of the premium equal to the “economic benefit” to Marvin and/or Marilyn Sands, calculated in accordance with the United States Treasury Department rules then in effect. The Policy is a joint life policy payable upon the death of Marilyn Sands, as the survivor of the two insureds, with a face value of $5 million. Pursuant to the terms of the trust, Richard Sands, Robert Sands (in his individual capacity) and the children of Laurie Sands (the deceased sister of Richard and Robert Sands) will each receive one-third of the proceeds of the Policy (after the repayment of the indebtedness to the Company out of such proceeds as described below), if they survive Marilyn Sands. While the Company made no premium payment on behalf of the trust in fiscal 2005, from the inception of the agreement through the end of fiscal 2005, the Company has paid aggregate premiums, net of reimbursements, of $2,382,327. The aggregate amount of such unreimbursed premiums constitutes indebtedness from the trust to the Company and is secured by a collateral assignment of the Policy. Upon the termination of the Agreement, whether by the death of Marilyn Sands or earlier cancellation, the Company is entitled to be repaid by the trust the amount of such indebtedness.

Richard Sands and Robert Sands, among others, are beneficial owners of L, R, R & M, LLC, a Delaware limited liability company, which owns the Inn on the Lake in Canandaigua, New York (the “Inn”). Richard Sands and Robert Sands, among others, also have an indirect beneficial ownership interest in Canandaigua Hotel Corp., a New York corporation, which leases and operates the Inn.  The Inn is frequently used by the Company for Company functions and for its out-of-town employees visiting the Company on business. During the last fiscal year, the Company paid the operators of the Inn approximately $33,627 (exclusive of employee reimbursed expenses).

George Bresler, a director of the Company, is a senior counsel of the law firm of Kurzman Eisenberg Corbin Lever & Goodman, LLP in New York, New York. The Company pays to Mr. Bresler individually an annual retainer of $30,000 for his legal services to the Company. The Company also pays on Mr. Bresler’s behalf a monthly premium for his medical insurance coverage. During calendar 2004, the cost of this coverage was approximately $404 per month. During calendar 2005, it will be approximately $445 per month. James A. Locke III, a director of the Company, is a partner in the law firm of Nixon Peabody LLP, Rochester, New York, the Company’s principal outside counsel.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act requires the Company’s directors and executive officers, and persons who beneficially own more than 10% of a registered class of the Company’s equity securities, to file with the Securities and Exchange Commission reports of ownership and changes in ownership of the Company’s Class A Stock and Class B Stock. Executive officers, directors and greater than 10% stockholders are required to furnish the Company with copies of all such reports they file. Based solely upon review of copies of such reports furnished to the Company and related information, the Company believes that all such filing requirements for fiscal 2005 were complied with in a timely fashion.

STOCK OWNERSHIP OF MANAGEMENT

The Board has established targets for the minimum amounts of the Company’s common stock that its non-management directors and its executive officers should beneficially own. These targets for stock ownership consider the length of a director’s tenure on the Board or an executive officer’s tenure as an executive officer of the Company, and individuals have five years in which to reach their targets. Ownership targets can be satisfied by the beneficial ownership of Class A Stock or Class B Stock, vested stock options, and/or Class A Stock underlying Constellation CDIs. The target for non-management directors is the beneficial ownership of two times the annual retainer, while the target for executive officers is based on each officer’s position in the organization and is a multiple of annual base salary. The Chairman and Chief Executive Officer has a stock ownership target of four (4) times his annual base salary. The President and Chief Operating Officer has a stock ownership target of three (3) times his annual base salary. Each of the other executive officers has a stock ownership target of two (2) times his annual base salary. All non-management directors and all executive officers of the Company have met their respective targets (based on the closing price of Class A Stock as of February 28, 2005).

The following table and notes thereto set forth, as of May 31, 2005, the beneficial ownership of Class A Stock and Class B Stock by the Company’s directors and nominees, the Named Executives, and all of the Company’s directors and executive officers as a group. Additionally, as of May 31, 2005, none of such persons holds any interest in the Company’s 5.75% Mandatory Convertible Preferred Stock. This information is based on information furnished to the Company by or on behalf of each person concerned. Unless otherwise noted, the named individual has sole voting power and investment discretion with respect to the shares attributed to him or her and the percentages of ownership are calculated on the basis of 195,947,790 shares of Class A Stock and 23,951,260 shares of Class B Stock outstanding as of the close of business on May 31, 2005.

Stock Ownership of Management

Name of Beneficial Owner	Class A Stock (1)			Class B Stock
	Shares Beneficially Owned
	Outstanding Shares (2)	Shares Acquirable within 60 days by Exercise of Options (3)	Percent of Class Beneficially Owned	Shares Beneficially Owned	Percent of Class Beneficially Owned

Richard Sands	1,048,280 (4)	2,059,800 (4)	1.6% (4)	16,768,376 (4)	70.0%
Robert Sands	1,183,736 (4)	1,838,600 (4)	1.5% (4)	16,762,736 (4)	70.0%
Alexander L. Berk	46,286	578,880	*	-	*
Stephen B. Millar	20,986 (5)	373,884	*	-	*
Thomas S. Summer	38,922 (6)	399,440	*	-	*
George Bresler	3,938	8,224	*	-	*
Jeananne K. Hauswald	5,506	44,224	*	-	*
James A. Locke III	18,330	56,224	* (7)	264	*
Thomas C. McDermott	9,938	88,224	*	-	*
Paul L. Smith	5,942	8,224	*	-	*
All Executive Officers and Directors as a Group (13 persons) (8)	1,809,264	6,425,336	4.1% (8)	22,671,232	94.7%
______________________
* Percentage does not exceed one percent (1%) of the outstanding shares of such class.

(1)
The shares and percentages of Class A Stock set forth in this table do not include (i) shares of Class A Stock that may be acquired within sixty (60) days by an employee under the Company’s Employee Stock Purchase Plan (because such number of shares is not presently determinable) and (ii) shares of Class A Stock that are issuable pursuant to the conversion feature of the Company’s Class B Stock, although such information is provided in a footnote where appropriate. For purposes of calculating the percentage of Class A Stock beneficially owned in the table and in the footnotes, additional shares of Class A Stock equal to the number of presently exercisable options and, as appropriate, the number of shares of Class B Stock owned by the named person or by the persons in the group of executive officers and directors are assumed to be outstanding only for that person or group of persons pursuant to Rule 13-3(d)(1) under the Securities Exchange Act.

(2)	Includes the number of shares of Class A Stock that underlie any holdings of CHESS Depositary Interests.

(3)
Reflects the number of shares of Class A Stock that can be purchased by exercising stock options that are exercisable on May 31, 2005 or become exercisable within sixty (60) days thereafter. Such number does not include the number of option shares that may become exercisable within sixty (60) days of May 31, 2005 due to certain acceleration provisions in certain awards, which accelerations cannot be foreseen on the date of this Proxy Statement.

(4)
Includes shares in which the named individual shares voting power or investment discretion. See tables and footnotes under “Beneficial Ownership” above for information with respect to such matters and for the number and percentage of shares of Class A Stock that would be owned assuming the conversion of Class B Stock into Class A Stock.

(5)
This amount includes 19,550 shares of Class A Stock that underlie the CHESS Depositary Interests held by Mr. Millar. Such amount does not include 29,122 shares of Class A Stock that underlie the CHESS Depositary Interests held by his spouse and for which Mr. Millar disclaims beneficial ownership.

(6)
Mr. Summer shares the power to vote and dispose of 36,302 shares with his spouse. Such number does not include 1,600 shares of Class A Stock that his spouse holds as a custodian and for which Mr. Summer disclaims beneficial ownership.

(7)
Assuming the conversion of Mr. Locke’s 264 shares of Class B Stock into Class A Stock, Mr. Locke would beneficially own 74,818 shares of Class A Stock, representing less than one percent (1%) of the outstanding Class A Stock after such conversion.

(8)
This group consists of the Company’s current executive officers and directors. Assuming the conversion of a total of 22,671,232 shares of Class B Stock beneficially owned by the executive officers and directors as a group into Class A Stock, all executive officers and directors as a group would beneficially own 30,905,832 shares of Class A Stock, representing 13.7% of the outstanding Class A Stock after such conversion.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

Director Nominees

The Board of Directors of the Company nominated seven (7) directors to be elected by the stockholders to hold office until the next Annual Meeting of Stockholders and until their successors are elected and qualified. The nominees for election to the Board of Directors are Richard Sands, Robert Sands, George Bresler, Jeananne K. Hauswald, James A. Locke III, Thomas C. McDermott and Paul L. Smith, all of whom currently serve as directors of the Company. Of the seven (7) nominees, Messrs. McDermott and Smith have been designated as the nominees to be elected by the holders of the Class A Stock, voting as a separate class. The remaining five (5) nominees are to be elected by the holders of the Class A Stock and the Class B Stock, voting as a single class.

Management does not anticipate that any of the nominees will become unavailable for any reason, but if that should occur before the Meeting, proxies will be voted FOR another nominee or nominees to be selected by the Board of Directors of the Company. The following paragraphs contain certain biographical information about the nominees. The reported age of each nominee is as of June 17, 2005.

George Bresler	Director since 1992
Mr. Bresler, age 80, has been engaged in the practice of law since 1957. Mr. Bresler is senior counsel of the law firm of Kurzman Eisenberg Corbin Lever & Goodman, LLP. Prior to that time, since 1992, he was a partner of that firm and its predecessor firms, in New York, New York. Mr. Bresler provides legal services to the Company.

Jeananne K. Hauswald	Director since 2000
Ms. Hauswald, age 61, has been a managing partner of Solo Management Group, LLC, a corporate finance and investment management consulting company, since September 1998. From 1987 to her retirement in 1998, Ms. Hauswald was employed by The Seagram Company Ltd., a beverage and entertainment/communications company, where she served in various positions, including Vice President Human Resources from 1990 to 1993 and Vice President and Treasurer from 1993 to 1998. Ms. Hauswald currently serves on the Board of Directors of Thomas & Betts Corporation.

James A. Locke III	Director since 1983
Mr. Locke, age 63, has been engaged in the practice of business and corporate law, including primarily, mergers and acquisitions, since 1971. He is, and has been since 1996, a partner with the law firm of Nixon Peabody LLP. He is located in the Rochester, New York office of the firm. Nixon Peabody LLP is the Company’s principal outside counsel. Prior to joining Nixon Peabody LLP, Mr. Locke practiced law in Rochester as a partner with another law firm.

Thomas C. McDermott	Director since 1997
Mr. McDermott, age 68, has been Chairman of GPM Associates, LLP (formerly, Forbes Products, LLC), a custom vinyl business products company, since January 1998. From 1994 to 1997, Mr. McDermott was President and Chief Executive Officer of Goulds Pumps, Incorporated, a centrifugal pumps company for industrial, domestic and agricultural markets, where he also was Chairman from 1995 to 1997. From 1986 to 1993, he was President and Chief Operating Officer of Bausch & Lomb Incorporated, a contact lens, lens-care and eyewear products company.

Richard Sands, Ph.D.	Director since 1982
Mr. Sands, age 54, is the Chairman of the Board and Chief Executive Officer of the Company. He has been employed by the Company in various capacities since 1979. He was elected Chief Executive Officer in October 1993 and has served as a Director since 1982. In September 1999, Mr. Sands was elected Chairman of the Board. He served as Executive Vice President from 1982 to May 1986, as President from May 1986 to December 2002 and as Chief Operating Officer from May 1986 to October 1993. He is the brother of Robert Sands.

Robert Sands	Director since 1990
Mr. Sands, age 47, is President and Chief Operating Officer of the Company. He was appointed to these positions in December 2002 and has served as a director since January 1990. He also served as Group President from April 2000 to December 2002, as Chief Executive Officer, International from December 1998 through April 2000, as Executive Vice President from October 1993 through April 2000, as General Counsel from June 1986 to May 2000, and as Vice President from June 1990 through October 1993. He is the brother of Richard Sands.

Paul L. Smith	Director since 1997
Mr. Smith, age 69, retired from Eastman Kodak Company in 1993 after working there for thirty-five years. Mr. Smith was employed in various positions at Eastman Kodak Company, the last of which was from 1983 to 1993, when he served as Senior Vice President and Chief Financial Officer. Also from 1983 to 1993, Mr. Smith served on the Board of Directors of Eastman Kodak Company. Mr. Smith currently serves on the Board of Directors of Home Properties, Inc.

See also information regarding George Bresler, Richard Sands and Robert Sands under the caption “Certain Relationships and Related Transactions.” For information with respect to the number of shares of the Company’s common stock beneficially owned by each of the above named director nominees, see the table and the footnotes thereto under the caption “Stock Ownership of Management.”

Director Compensation

The Company’s current compensation program for the period beginning July 15, 2003 through August 31, 2004, and annually thereafter unless otherwise changed by the Board of Directors is to pay its non-management directors for their services as directors, partly in cash, partly in restricted stock, and partly in stock options. The cash component consists of (i) an annual retainer of $35,000, (ii) a Board meeting fee of $1,500 for each Board meeting attended (which includes regular, special and annual Board meetings and attendance in person or by conference telephone); (iii) a committee meeting fee of $750 per meeting for each committee meeting attended (including attendance by conference telephone); and (iv) an annual fee of $8,000 paid for the position of Chair of the Audit Committee and a fee of $4,000 paid for the position of Chair of each of the Human Resources Committee and the Corporate Governance Committee. Effective September 1, 2004, the committee meeting fee was increased to $1,000 per meeting for each committee meeting attended (including attendance by conference telephone), the annual fee paid for the position of Chair of the Audit Committee was increased to $10,000 and the annual fee paid for the position of Chair of each of the Human Resources Committee and the Corporate Governance Committee was increased to $5,000.

In addition to the cash payments, the compensation program anticipates that each non-management director will receive annually, if and as approved by the Board of Directors, a grant of non-qualified stock options and, commencing in September 2004 and annually thereafter, a restricted stock award. Subject to Board approval, the number of shares on an annual basis which may be subject to an option grant for each non-management director will not exceed the number obtained by dividing $70,000 by the closing price of the Company’s Class A shares on the date of the grant. Also subject to Board approval, the number of shares of restricted stock that will be awarded to each non-management director will be calculated by dividing the sum of $20,125 by the closing price of the Company’s Class A shares on the date of grant. During fiscal 2005, the Company awarded a stock option to purchase up to 3,710 shares of Class A Stock to each of the non-management directors, at an exercise price of $18.86 per share and with an exercise period of March 29, 2005 through September 29, 2014. Consistent with this compensation program, during fiscal 2005, each of the non-management directors also was granted 1,066 restricted shares of the Company’s Class A Stock. On the date of grant, the Company’s Class A Stock was valued at $18.86 per share. Subject to applicable provisions in the award document, the restricted stock will vest on September 29, 2005.

The Company also reimburses its directors for reasonable expenses incurred in connection with attending meetings of the Board of Directors and committees of the Board of Directors, and directors also receive complimentary Company products. The Company’s non-management directors are George Bresler, Jeananne K. Hauswald, James A. Locke III, Thomas C. McDermott and Paul L. Smith. The remaining two directors, Richard Sands and Robert Sands, who are also employees of the Company, receive no additional compensation for serving as directors. The Board of Directors is expected to consider director compensation at a future Board meeting, at which time the compensation paid to directors may be modified.

The Board of Directors and Committees of the Board

On December 19, 2003, the Board of Directors adopted revised Board of Directors Corporate Governance Guidelines containing categorical standards for determining director independence. These were subsequently revised again on December 22, 2004. The Board of Directors Corporate Governance Guidelines are available on the Company’s website at www.cbrands.com under Investors/Corporate Governance and an excerpt containing the categorical standards is appended to this Proxy Statement. The Board of Directors has affirmatively determined that each current member of the Board, other than Richard Sands and Robert Sands, meets the categorical standards set by the Board to qualify as an independent director. Therefore, a majority of the members of the current Board of Directors are independent. The Board of Directors of the Company held nine (9) meetings during the Company’s fiscal year ended February 28, 2005. In addition, the non-management members of the Board of Directors, all of whom are independent, meet periodically in regularly scheduled sessions without management. The non-management directors select a Lead Director. In accordance with the Board of Directors Corporate Governance Guidelines, Jeananne Hauswald presides at these meetings in her capacity as Lead Director. Stockholders or other interested parties may arrange to communicate directly with the directors, the Lead Director or the non-management directors as a group by writing to them in the care of the Company at 370 Woodcliff Drive, Suite 300, Fairport, New York 14450. The Company will forward all such communications (other than unsolicited advertising materials).

Committees of the Board include a standing Audit Committee, Corporate Governance Committee and Human Resources Committee. During fiscal 2005, each of the incumbent directors, during his or her period of service, attended at least 75% of the total number of meetings held by the Board and each committee of the Board on which he or she served. The Company’s directors are encouraged to attend the Company’s Annual Meeting and all directors attended the Company’s 2004 Annual Meeting of Stockholders.

Audit Committee. The Audit Committee is a standing committee currently composed of Paul L. Smith (Chair), Jeananne K. Hauswald and Thomas C. McDermott, each of whom the Board of Directors has determined is an audit committee financial expert. Additionally, each is independent in accordance with the definition in the New York Stock Exchange’s listing standards, the requirements of the Securities and Exchange Commission and the Categorical Standards of Independence contained within the Company’s Board of Directors Corporate Governance Guidelines and none of whom simultaneously serve on the audit committees of more than two publicly registered companies. The Audit Committee operates under a written charter that was approved by the Company’s Board of Directors and which is appended to this Proxy Statement, and is also available on the Company’s website at www.cbrands.com under Investors/Corporate Governance. This Committee performs the Board of Directors’ oversight responsibilities as they relate to the Company’s accounting policies, internal controls and financial reporting practices. In addition, this Committee maintains a line of communication between the Board of Directors and the Company’s financial management, internal auditors and independent accountants. The Audit Committee held eight (8) meetings during fiscal 2005.

Corporate Governance Committee. The Corporate Governance Committee is a standing committee currently composed of James A. Locke III (Chair), George Bresler, Jeananne K. Hauswald, Thomas C. McDermott and Paul L. Smith, each of whom is independent in accordance with the definition in the New York Stock Exchange’s listing standards and the Categorical Standards of Independence contained within the Company’s Board of Directors Corporate Governance Guidelines. This committee functions as the nominating committee of the Board of Directors and operates under a written charter that was approved by the Company’s Board of Directors. The Corporate Governance Committee Charter is available on the Company’s website at www.cbrands.com under Investors/Corporate Governance. The Corporate Governance Committee identifies individuals qualified to become Board members, consistent with criteria and qualifications for membership approved by the Board and selects, or recommends that the Board select, director nominees for the annual meetings of stockholders. The Corporate Governance Committee advises the Board concerning the appropriate composition of the Board and its committees, develops and recommends to the Board the corporate governance guidelines applicable to the Company, and advises the Board regarding appropriate corporate governance practices and assists the Board in achieving them. Among other matters, this Committee also makes recommendations to the Board with respect to an officer to be designated as Chief Executive Officer and a director to serve as Chairman of the Board. In addition, this Committee recommends to the Board compensation for directors who are neither present nor former full-time officers of the Company. In 2005, the Committee recommended to the Board a governance requirement, which the Board adopted, that limits each of the Company’s directors to membership on no more than four (4) public company boards, including the Board of Constellation Brands, Inc. This Committee held three (3) meetings during fiscal 2005.

The Corporate Governance Committee identifies potential director candidates from any outside advisors it may retain, as well as from other members of the Board, executive officers and other contacts. The Corporate Governance Committee will consider nominations by stockholders of the Company. Those nominations must include sufficient biographical information so that the Committee can appropriately assess the proposed nominee’s background and qualifications. In its assessment of potential candidates, the Corporate Governance Committee will review the candidate’s character, wisdom, acumen, business experiences and understanding of the Company’s business environment, and ability to devote the time and effort necessary to fulfill his or her responsibilities, all in the context of the perceived needs of the Board at that time.

To be considered for nomination at the 2006 Annual Meeting of Stockholders, stockholder submissions for nomination should be received in writing at the Company’s offices, to the attention of the Corporate Secretary, Constellation Brands, Inc., 370 Woodcliff Drive, Suite 300, Fairport, New York 14450, no later than February 17, 2006. Stockholder recommendations made in accordance with these procedures will receive the same consideration and be evaluated in the same manner as other potential nominees.

Human Resources Committee. The Human Resources Committee is a standing committee currently composed of Thomas C. McDermott (Chair), Jeananne K. Hauswald and Paul L. Smith, each of whom is independent in accordance with the definition in the New York Stock Exchange’s listing standards and the Categorical Standards of Independence contained within the Company’s Board of Directors Corporate Governance Guidelines. This committee functions as the compensation committee of the Board of Directors and operates under a written charter that was approved by the Company’s Board of Directors. The Human Resources Committee Charter is available on the Company’s website at www.cbrands.com under Investors/Corporate Governance. The Human Resources Committee fulfills the Board of Directors’ responsibilities relating to the compensation of the Company’s executives, including the Chief Executive Officer. Additionally, the Human Resources Committee monitors, among other matters: human resources policies and procedures as they relate to the goals and objectives of the Company and good management practices; the Company’s material policies and procedures which relate to compliance with pertinent human resources laws and regulations, the human resources aspects of the ethical conduct of the business, and the management of human resources capital; and procedures and internal controls that relate to personnel administration, pay practices and benefits administration. The Human Resources Committee is responsible for reviewing total executive compensation in relation to individual executive performance, Company performance, salary information and other parameters deemed reasonable in the assignment of executive compensation levels. This Committee also reviews and approves executive benefits and perquisites and reviews performance systems, including reward programs. The Human Resources Committee is responsible for evaluating the performance of the Chief Executive Officer and approves his salary, as well as the salaries of other executives. This Committee also presently administers the Company’s Long-Term Stock Incentive Plan, Incentive Stock Option Plan, Annual Management Incentive Plan, 1989 Employee Stock Purchase Plan and U.K. Sharesave Scheme, and reviews succession planning for the Company and other important human resources issues. The Human Resources Committee held four (4) meetings during fiscal 2005.

Audit Committee Report

The following report shall not be deemed incorporated by reference in any filing under the federal securities laws by virtue of any general incorporation of this Proxy Statement by reference and shall not otherwise be treated as filed under the securities laws.

The Audit Committee of the Board of Directors provides oversight to the Company’s financial reporting process through periodic meetings with the Company’s independent public accountants, internal auditors and management. The management of the Company is responsible for the preparation and integrity of the financial reporting information and related systems of internal controls. The independent public accountants are responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with generally accepted auditing standards and for issuing a report thereon. They are also responsible for issuing a report on the effectiveness of the Company’s internal control over financial reporting and management’s assessment of the internal control over financial reporting. The Committee, in carrying out its role, relies on the Company’s senior management and its independent public accountants.

In connection with the preparation and filing of the Company’s Annual Report on Form 10-K for the fiscal year ended February 28, 2005, the Audit Committee met, reviewed and discussed with the Company’s management and with KPMG LLP, the Company’s independent public accountants, the audited financial statements of the Company and related disclosures, and the assessment of the adequacy and effectiveness of the Company’s internal control over financial reporting. Also, the Committee discussed with KPMG LLP, with respect to the fiscal year ended February 28, 2005, the matters required to be discussed by Statement on Auditing Standards (“SAS”) No. 61, as amended by SAS 89 and SAS 90 (Codification of Statements on Auditing Standards, AU § 380).

In addition, the Committee received the written disclosures and the letter from KPMG LLP required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and discussed with KPMG LLP the independence of that firm as the Company’s independent public accountants.

Based on the review and discussions described above, the Audit Committee recommended to the Board of Directors that the Company’s audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended February 28, 2005 for filing with the Securities and Exchange Commission.

The Audit Committee has adopted a policy for the pre-approval of audit and non-audit services that may be provided by the Company’s independent auditors. The Committee’s policy is to pre-approve all audit and permissible non-audit services provided by KPMG LLP prior to the engagement. Any pre-approval is detailed as to the particular service or category of services and is generally subject to a specific budget. The Audit Committee has delegated to its Chairperson authority to pre-approve proposed audit and non-audit services that arise between Audit Committee meetings, provided that the decision to approve the service is presented at the next scheduled Audit Committee meeting. All audit and non-audit services performed by KPMG LLP during the fiscal year ended February 28, 2005 were pre-approved in accordance with this policy. These services have included audit services, audit-related services and tax services. The Committee did not pre-approve any other products or services that did not fall into these categories and KPMG LLP provided no other products or services during the past fiscal year. Information concerning the aggregate fees billed by KPMG LLP in the last two fiscal years for audit and non-audit services is set forth in the Company’s Proxy Statement under Proposal No. 2, titled “Selection of Independent Accountants.”

         Audit Committee

            Paul L. Smith (Chair)
            Jeananne K. Hauswald
            Thomas C. McDermott

Vote Required

A plurality of the votes cast at the Meeting by the holders of Class A Stock is required for the election of the two (2) directors to be elected by the holders of Class A Stock. A plurality of the votes cast at the Meeting by the holders of Class A Stock and Class B Stock voting together as a single class is required for the election of the five (5) directors to be elected by the holders of Class A Stock and Class B Stock voting as a single class, with holders of Class A Stock having one (1) vote per share and holders of Class B Stock having ten (10) votes per share.

The Board of Directors recommends a vote FOR the nominees. Unless authority to vote for one or more of the nominees is specifically withheld, the shares represented by your proxy, if properly executed and returned, and not revoked, will be voted FOR the election of all the nominees for whom you are entitled to vote.

PROPOSAL NO. 2

SELECTION OF INDEPENDENT PUBLIC ACCOUNTANTS

On April 7, 2005, the Audit Committee determined to engage KPMG LLP to serve as the Company’s independent public accountants for the fiscal year ending February 28, 2006. Although ratification by stockholders of this selection is not required, the selection of KPMG LLP as the Company’s independent public accountants will be presented to the stockholders for their ratification at the Annual Meeting. If the stockholders do not ratify the selection of KPMG LLP, the Audit Committee will reconsider its choice. The firm of KPMG LLP, Certified Public Accountants, served as the independent public accountants of the Company for the fiscal years ended February 28, 2005 and February 29, 2004.

The following fees were billed to the Company by KPMG LLP for services rendered during the fiscal years ended February 28, 2005 and February 29, 2004:

Audit Fees: These amounts relate to the annual audit of the Company’s consolidated financial statements included in the Company’s Annual Report on Form 10-K, quarterly reviews of interim financial statements included in the Company’s Form 10-Q reports, service normally provided by the independent auditor in connection with statutory or regulatory filings or its engagement for the indicated fiscal year, statutory audits of certain of the Company’s subsidiaries, and services relating to filings under the Securities Act of 1933 and the Exchange Act of 1934, including fees associated with Section 404 of the Sarbanes-Oxley Act of 2002. The aggregate audit fees billed by KPMG LLP for the year ended February 28, 2005 were $4,217,287, which amount included approximately $85,000 of out-of-pocket expenses. For the year ended February 29, 2004 these audit fees were $1,228,498, which amount included approximately $60,000 of out-of-pocket expenses.

Audit-Related Fees: These amounts relate to benefit plan reviews, assistance on acquisitions/divestitures and other audit-related projects, and the services comprising these fees were in the nature of various employee benefit plan audits and reviews, as well as review of an investment in a foreign subsidiary. The aggregate audit-related fees billed by KPMG LLP for the year ended February 28, 2005 were $46,608 and for the year ended February 29, 2004 were $126,213.

Tax Fees: These amounts relate to professional services for tax compliance, tax advice and tax planning. The aggregate tax fees billed by KPMG LLP for the year ended February 28, 2005 were $46,143 and for the year ended February 29, 2004 were an aggregate of $2,316,175. The services comprising these fees were tax compliance, tax advice and tax planning.

All Other Fees: These amounts relate to all other products and services provided to the Company by KPMG LLP, other than services disclosed in the categories above. For the years ended February 28, 2005 and February 29, 2004, KPMG LLP did not provide any products or services other than as disclosed above and, consequently, did not bill the Company for any fees other than as disclosed above.

The Audit Committee has reviewed the non-audit services provided by KPMG and has determined that the non-audit services provided by KPMG LLP are compatible with maintaining the independence of such auditors. Please see the Audit Committee Report for information concerning the Audit Committee’s policy regarding pre-approval of audit and non-audit services provided by KPMG LLP.

A representative of KPMG LLP is expected to be present at the Meeting and will be given an opportunity to make a statement if he or she so desires and will be available to respond to any appropriate questions.

Vote Required

The adoption of Proposal No. 2 to ratify the selection of KPMG LLP as the Company’s independent public accountants requires the affirmative vote of a majority of the votes entitled to be cast by stockholders present in person or represented by proxy at the Meeting. With respect to this proposal, holders of Class A Stock and Class B Stock will vote together as a single class at the Meeting, with holders of Class A Stock having one (1) vote per share and holders of Class B Stock having ten (10) votes per share.

The Board of Directors recommends that the stockholders ratify the selection of KPMG LLP as the independent public accountants of the Company for the fiscal year ending February 28, 2006 and, accordingly, recommends that you vote FOR Proposal No. 2. Unless otherwise directed therein, the shares represented by your proxy, if properly executed and returned, and not revoked, will be voted FOR such proposal.

PROPOSAL NO. 3

PROPOSED AMENDMENT TO THE
COMPANY’S RESTATED CERTIFICATE OF INCORPORATION

General

The Board of Directors has approved, subject to the approval of the stockholders of the Company, an amendment to the Company’s Restated Certificate of Incorporation (the “Proposed Amendment”). The Proposed Amendment would increase the number of authorized shares of Class A Stock to 300,000,000 shares. As a result of this increase, the aggregate number of authorized shares of the Company would be increased to 331,000,000 shares. No other change to the Company’s Restated Certificate of Incorporation (the “Certificate”) would result from the Proposed Amendment.

The Certificate currently authorizes the Company to issue an aggregate of 306,000,000 shares, consisting of 275,000,000 shares of Class A Stock, 30,000,000 shares of Class B Stock and 1,000,000 shares of Preferred Stock having a par value of $.01 per share. The Proposed Amendment will increase the number of authorized shares of Class A Stock by 25,000,000 shares. If approved by the stockholders of the Company at the Annual Meeting, the Proposed Amendment will become effective when it is filed with the Delaware Secretary of State.

The Board of Directors has recommended that the stockholders of the Company approve the Proposed Amendment. A copy of the Certificate and of the Proposed Amendment are available from the Company’s Secretary at 370 Woodcliff Drive, Suite 300, Fairport, New York 14450.

Reasons for Increasing the Number of Shares

The primary purpose of the Proposed Amendment is to provide sufficient authorized shares of Class A Stock to accommodate the issuance of shares under the Company’s stock-based plans. The shares authorized by the Proposed Amendment would also be available for use from time to time for corporate purposes that the Board of Directors may consider desirable. The availability of an adequate supply of authorized and unissued shares of Class A Stock, Class B Stock and Preferred Stock benefits the Company by providing it with flexibility in utilizing the shares for future stock dividends and other proper corporate purposes, including acquisitions, equity financings, other stock distributions, and grants of options and other stock rights, all as deemed necessary or advisable by the Board of Directors. If the stockholders approve the Proposed Amendment, the Company will have additional authorized but unissued shares of Class A Stock that may be issued by the Board of Directors of the Company, without the necessity of any further stockholder action, except to the extent otherwise required by applicable law, regulations or the rules of any stock exchange or other market system on which the Company’s securities may then be listed.

The Company has no present plans, understandings, agreements or arrangements for the issuance of any shares of Class A Stock except for the issuance of Class A Stock (i) pursuant to the Company’s stock-based plans and outstanding options/rights under those plans (including compensation arrangements of directors, if and as approved by the Board of Directors), (ii) upon the conversion of shares of Class B Stock (shares of Class B Stock are convertible into shares of Class A Stock on a one-to-one basis at any time at the option of the holder), (iii) upon the conversion of Constellation CDIs (Constellation CDIs are convertible into shares of Class A Stock on a ten-to-one basis at any time at the option of the holder), and (iv) upon the conversion of the Company's depositary shares, each representing 1/40 of a share of the Company's 5.75% Series A Mandatory Convertible Preferred Stock. (On September 1, 2006, each depositary share will automatically convert into between 1.4638 and 1.7858 shares of Class A Stock; at any time prior to September 1, 2006, holders may elect to convert each depositary share into 1.4638 shares of Class A Stock. If the closing price per share of the Company's Class A Stock exceeds $25.62 for at least 20 trading days within a period of 30 consecutive trading days, the Company may elect, subject to certain limitations, to cause the conversion of all, but not less than all, of the depositary shares then outstanding into shares of Class A Stock at a conversion rate of 1.4638 shares of Class A Stock for each depositary share.  In each case, the conversion rate is subject to certain adjustments.)

Vote Required

The adoption of Proposal No. 3 to approve the Proposed Amendment requires the affirmative vote of the holders of a majority of all outstanding shares of Class A Stock and Class B Stock entitled to vote thereon. With respect to this proposal, holders of Class A Stock and Class B Stock will vote together as a single class at the Meeting, with holders of Class A Stock having one (1) vote per share and holders of Class B Stock having ten (10) votes per share.

The Board of Directors recommends that the stockholders approve the Proposed Amendment to increase the number of authorized shares of the Company’s Class A Stock from 275,000,000 to 300,000,000 shares.  Accordingly, the Board of Directors recommends that you vote FOR Proposal No. 3. Unless otherwise directed therein, the shares represented by your proxy, if properly executed and returned, and not revoked, will be voted FOR such proposal.

STOCKHOLDER PROPOSALS FOR THE 2006 ANNUAL MEETING

In order for any stockholder proposal submitted pursuant to Rule 14a-8 promulgated under the Securities Exchange Act of 1934, as amended (the “Act”), to be included in the Company’s Proxy Statement to be issued in connection with the 2006 Annual Meeting of Stockholders, such proposal must be received by the Company no later than February 17, 2006. Nominations for directors submitted by stockholders must also be received no later than February 17, 2006.

Any notice of a proposal submitted outside the processes of Rule 14a-8 promulgated under the Act, which a stockholder intends to bring forth at the Company’s 2006 Annual Meeting of Stockholders, will be untimely for purposes of Rule 14a-4 of the Act and the By-laws of the Company, if received by the Company after February 17, 2006.

AVAILABLE INFORMATION

The Company has furnished its financial statements to stockholders by including in this mailing the Company’s 2005 Annual Report to Stockholders. In addition, upon the request of any stockholder, the Company will provide, without charge, a copy of its Annual Report on Form 10-K for the fiscal year ended February 28, 2005, as filed with the Securities and Exchange Commission (excluding the exhibits thereto). Written requests for such copies should be directed to Investor Relations Department, Constellation Brands, Inc., 370 Woodcliff Drive, Suite 300, Fairport, New York 14450; telephone number: (888) 922-2150.

The Company’s Code of Business Conduct and Ethics, Global Code of Responsible Practices for Beverage Alcohol Advertising and Marketing, Chief Executive Officer and Senior Financial Executive Code of Ethics, Board of Directors Corporate Governance Guidelines and the charters of the Audit Committee, the Corporate Governance Committee and the Human Resources Committee are available on the Company’s website at www.cbrands.com under “Investors/Corporate Governance” and are also available in print to any shareholder who requests them. Such requests should be directed to Investor Relations Department, Constellation Brands, Inc., 370 Woodcliff Drive, Suite 300, Fairport, New York 14450. Additionally, any amendments to, and waivers granted to the Company’s directors and executive officers under the Company’s codes of ethics will be posted in this area of the Company’s website.

OTHER

As of the date of this Proxy Statement, the Board of Directors does not intend to present, and has not been informed that any other person intends to present, any matter at the Meeting other than those specifically referred to in this Proxy Statement. If any other matters properly come before the Meeting, it is intended that the holders of the proxies will act in respect thereto in accordance with their best judgment.

                                        BY ORDER OF THE BOARD OF DIRECTORS

                                        /s/ David S. Sorce

                                        DAVID S. SORCE, Secretary

Fairport, New York
June 17, 2005

Appendix A
Constellation Brands, Inc.

Board of Directors’

Audit Committee Charter

Composition

The Audit Committee of the Board of Directors shall be composed of at least three, but not more than five, members of the Board, each of whom shall meet the independence and other qualification requirements of the New York Stock Exchange, Inc., the Sarbanes-Oxley Act of 2002 (the “Act”), and all other applicable laws and regulations. Each member of the Audit Committee shall be financially literate and at least one member of the Audit Committee shall have accounting or related financial management expertise, as each such qualification is interpreted by the Board of Directors in its business judgment. To the extent practicable, at least one member of the Audit Committee shall be an “audit committee financial expert” as such term is defined by the Securities and Exchange Commission (the “SEC”). The number of members of the Audit Committee shall be determined from time to time by resolution of the Board of Directors. The Audit Committee and its Chairperson shall be nominated by the Corporate Governance Committee and elected by the Board.

Purposes

The primary purposes of the Audit Committee shall be to:

1. Perform Board of Directors’ oversight responsibilities as they relate to the Company’s accounting policies, internal controls and financial reporting practices, including, among other things, monitoring:

•	the integrity of the Company’s financial statements,

•	the Company’s compliance with legal and regulatory requirements,

•	the qualifications and independence of the independent accountants, and

•	the performance of the Company’s internal audit function and the Company’s independent accountants;

2. Maintain, through regularly scheduled meetings, a line of communication between the Board of Directors and the Company’s financial management, internal auditors and independent accountants; and

3. Prepare, with such assistance from management as it determines is appropriate, the report to be included in the Company’s annual proxy statement, as required by the SEC’s rules.

Responsibilities

The Audit Committee will:

1. Oversee the external audit coverage. The Company's independent accountants are ultimately accountable to the Audit Committee, which has the authority and direct responsibility to appoint, retain, compensate, evaluate and terminate the independent accountants. In connection with its oversight of the external audit coverage, the Audit Committee will:

•	Have the direct authority to approve the engagement letter and the fees to be paid to the independent accountants;

•
Pre-approve all audit and non-audit services to be performed by the independent accountants and the related fees for such services (subject to the de minimis exceptions set forth in the Act and in SEC rules thereunder);

•
Obtain confirmation and assurance as to the independent accountants’ independence, including ensuring that they submit on a periodic basis (not less than annually) to the Audit Committee a formal written statement delineating all relationships between the independent accountants and the Company. The Audit Committee is responsible for actively engaging in a dialogue with the independent accountants with respect to any disclosed relationships or services that may impact the objectivity and independence of the independent accountants and for taking appropriate action in response to the independent accountants’ report to satisfy itself of their independence;

•
At least annually, obtain and review a report by the independent accountants describing: the firm’s internal quality-control procedures; any material issues raised by the most recent internal quality-control review, or peer review, of the firm, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the firm, and any steps taken to deal with any such issues; and, to assess the independent accountants’ independence, all relationships between the independent accountants and the Company;

•	Meet with the independent accountants prior to the annual audit to discuss planning and staffing of the audit;

•	Review and evaluate the performance of the independent accountants, as the basis for any decision to reappoint or replace the independent accountants;

•	Set clear hiring policies for employees or former employees of the independent accountants, as required by applicable laws and regulations; and

•
Ensure the regular rotation of audit partners on the audit engagement, as required by applicable laws and regulations, and consider whether rotation of the independent accountant is required to ensure independence.

2. Meet to review and discuss the annual audited financial statements and the Company’s disclosures provided in periodic annual reports including review of the Company’s specific disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations” with management, the senior internal auditing executive, and the independent accountants. In connection with such review, the Audit Committee will:

•	Discuss with the independent accountants the matters required to be discussed by Statement on Auditing Standards No. 61 (as may be modified or supplemented) relating to the conduct of the audit;

•	Review significant changes in accounting or auditing policies;

•
Review with the independent accountants any problems or difficulties encountered in the course of their audit, including any change in the scope of the planned audit work and any restrictions placed on the scope of such work, and management’s response to such problems or difficulties; and

•
Review with the independent accountants, management, and the senior internal auditing executive, the condition of the Company’s internal controls, and any significant findings and recommendations with respect to such controls.

3. Meet to review and discuss the quarterly financial statements and the Company’s disclosures provided in periodic quarterly reports including review of the Company’s specific disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations” with management, the senior internal auditing executive and the independent accountants.

4. Receive reports required to be submitted by the independent accountants concerning: (a) all critical accounting policies and practices used; (b) all alternative treatments of financial information within generally accepted accounting principles “GAAP” that have been discussed with management, the ramifications of such alternatives, and the accounting treatment preferred by the independent accountants; and (c) any other material written communications with management; and review (x) major issues regarding accounting principles and financial statement presentations, including any significant changes in the Company’s selection or application of accounting principles, and major issues as to the adequacy of the Company’s internal controls and any special audit steps adopted in light of material control deficiencies; (y) analyses prepared by management and/or the independent accountants setting forth significant financial reporting issues and judgements made in connection with the preparation of the financial statements, including analysis of the effects of alternative GAAP methods on the financial statements; and (z) the effect of regulatory and accounting initiatives, as well as off-balance sheet structures, on the financial statements of the Company.

5. Discuss policies and procedures concerning earnings press releases and review the type and presentation of information to be included in earnings press releases (paying particularly attention to any use of “pro forma,” or “adjusted” non-GAAP, information), as well as review any financial information and earnings guidance provided to analysts and rating agencies.

6. Review major accounting policies and significant policy decisions as they deem appropriate.

7. Obtain from management a notification of issues and responses whenever a second opinion is sought from an independent public accountant.

      8. Review annually executive officers’ perquisites, including use of corporate assets.

9. Review periodically the internal audit charter that explains the functional and organizational framework for providing services to management and to the Audit Committee.

10. Meet periodically with the Company’s General Counsel to discuss legal, regulatory and corporate compliance matters that may have a significant impact on the Company.

11. Obtain advice and assistance from outside legal, accounting or other advisers, and determine compensation for such services, as the Audit Committee deems necessary to carry out its duties.

12. Review internal audit coverage. In connection with this responsibility, the Audit Committee will:

•
Meet periodically with management and the senior internal auditing executive to review and assess the Company’s major financial risk exposures and the manner in which such risks are being monitored and controlled; and discuss guidelines and policies to govern the process by which risk assessment and management is undertaken;

•	Review, in consultation with management and the senior internal auditing executive, the plan and scope of internal audit activities; and

•	Review significant reports to management prepared by the internal auditing department and management’s responses to such reports.

13. Resolve any differences in financial reporting between management and the independent accountants.

14. Establish procedures for (a) receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters and (b) the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters.

15. Meet periodically (not less than annually) in separate executive session with each of management, the senior internal auditing executive, and the independent accountants.

16. Review and reassess the adequacy of this Charter annually and propose to the Board any recommended changes.

17. Report on Audit Committee activities and issues to the Board regularly.

18. Prepare, with such assistance from management as it determines is appropriate, the report of the Audit Committee required by the rules of the SEC to be included in the proxy statement for each annual meeting of stockholders.

19. Provide for an annual performance evaluation of the Audit Committee.

Procedures

1. Meetings

The Audit Committee shall meet at least quarterly, preferably in conjunction with regular Board meetings. Meetings may, at the discretion of the Audit Committee, include members of management, independent consultants, and such other persons as the Audit Committee shall determine. The Audit Committee, in discharging its responsibilities, may meet privately for advice and counsel with independent consultants, lawyers, or any other persons, including associates of the Company, knowledgeable in the matters under consideration. The Audit Committee may also meet by telephone conference call or by any other means permitted by law or the Company’s By-laws.

2. Action

A majority of the members of the entire Audit Committee shall constitute a quorum. The Audit Committee shall act on the affirmative vote of a majority of members present at a meeting at which a quorum is present. Without a meeting, the Audit Committee may act by unanimous written consent of all members. However, the Audit Committee may delegate to one or more of its members the authority to grant pre-approvals of audit and permitted non-audit services, provided the decision is reported to the full Audit Committee at its next scheduled meeting.

3. Funding

The Company shall provide for appropriate funding, as determined by the Audit Committee: (a) for payment of compensation to outside legal, accounting or other advisors employed by the Audit Committee; and (b) for ordinary administrative expenses of the Audit Committee that are necessary or appropriate in carrying out its duties.

4. Rules

The Audit Committee shall determine, as appropriate, its own rules and procedures, consistent with this Charter and the By-laws of the Company.

5. Chairperson Responsibilities

The Chairperson of the Audit Committee shall report to the Board on the Committee’s determinations and shall present recommendations for approval whenever necessary or desirable.

*************

While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company’s financial statements are complete and accurate and are in accordance with generally accepted accounting principles. This is the responsibility of management and the independent accountants.

*************

Adopted: September 25, 2003

Confirmed: December 19, 2003

Revised: December 22, 2004

Appendix B

Excerpt from the Company’s Corporate Governance Guidelines

Classification and Definition of Directors.

The principal classifications of directors are “Independent,”“Management” and “Non-Management.”

An “Independent Director” of the Company shall be one who meets the qualification requirements for being an independent director under the corporate governance listing standards of the New York Stock Exchange (“NYSE”), including the requirement that the Board must have affirmatively determined that the director has no material relationships with the Company (either directly or as a partner, stockholder or officer of an organization that has a relationship with the Company). References to “Company” include any parent or subsidiary in a consolidated group with Constellation Brands, Inc. References to “immediate family member” includes a person’s spouse, parents, children, siblings, mothers and fathers-in-law, sons and daughters-in-law, brothers and sisters-in-law, in addition to anyone (other than domestic employees) who shares such person’s home. To guide its determination whether or not a business or charitable relationship between the Company and an organization with which a director is so affiliated is material, the Board has adopted the following categorical standards:

A.
A director will not be Independent if, (i) currently or within the last three years the director was employed by the Company; (ii) an immediate family member of the director is or has been within the last three years an executive officer of the Company; (iii) the director or an immediate family member of the director received, during any twelve-month period within the last three years, more than $100,000 in direct compensation from the Company (other than director and committee fees and pension or other forms of deferred compensation for prior service, and also provided such deferred compensation is not contingent in any way on continued service); (iv) the director or an immediate family member of the director is a current partner of a firm that is the Company's internal or external auditor; (v) the director is a current employee of a firm that is the Company’s internal or external auditor; (vi) the director has an immediate family member who is a current employee of a firm that is the Company’s internal or external auditor and such immediate family member participates in that firm’s audit, assurance or tax compliance (but not tax planning) practice; (vii) the director or an immediate family member of the director was within the last three years (but is no longer) a partner or employee of a firm that is the Company’s internal or external auditor and such director or immediate family member personally worked on the Company’s audit within that time; (viii) the director or an immediate family member of the director is, or has been within the last three years, employed as an executive officer of another company in which any of the Company’s present executive officers at the same time serve or served on that other company’s compensation committee; or (ix) the director is a current employee, or an immediate family member of the director is a current executive officer, of a company that has made payments to, or received payments from, the Company for property or services in an amount which, in any of the last three fiscal years, exceeded the greater of $1,000,000 or two percent (2%) of such other company’s consolidated gross revenues.

B-1

B.
The following commercial or charitable relationships will not be considered to be material relationships that would impair a director’s independence: (i) an immediate family member of the director is or was employed by the Company other than as an executive officer; (ii) if the director or an immediate family member of the director received $100,000 or less in direct compensation from the Company during any twelve-month period (other than director and committee fees and pension or other forms of deferred compensation for prior service, and also provided such deferred compensation is not contingent in any way on continued service); (iii) if an immediate family member of the director is employed by a present or former internal or external auditor of the Company and such family member does not participate in the firm’s audit, assurance or tax compliance (as distinguished from tax planning) practice and did not personally work on the Company’s audit within the last three years; (iv) if an immediate family member of the director was (but is no longer) a partner or employee of a present or former internal or external auditor of the Company and did not personally work on the Company’s audit within the last three years; (v) if a Company director is or was an executive officer or employee, partner or shareholder, or an immediate family member of the director is or was an executive officer, partner or shareholder of another company that does business with the Company and the annual sales to, or purchases from, the Company for property and/or services are less than or equal to the greater of $1,000,000 or two percent (2%) of the annual revenues of such other company; (vi) if a Company director is or was an executive officer, employee, partner or shareholder of another company which is indebted to the Company, or to which the Company is indebted, and the total amount of either company’s indebtedness to the other is less than or equal to two percent (2%) of the total consolidated assets of the company for which he or she serves as an executive officer, employee, partner or shareholder; and (vii) if a Company director serves or served as an officer, director or trustee of a tax exempt organization, and the Company’s discretionary contributions to the tax exempt organization are less than or equal to the greater of $1,000,000 or two percent (2%) of that organization’s total annual consolidated gross revenues. The Board will annually review all commercial and charitable relationships of directors.

C.
In assessing the materiality of a director’s relationship not covered by paragraph B set forth above, the directors at the time sitting on the Board who are independent under the standards set forth in paragraphs A and B above shall determine whether the relationship is material and, therefore, whether the director would be independent. In such instance, the Company will explain in the next proxy statement the basis for any Board determination that a relationship was immaterial despite the fact it did not meet the categorical standards of immateriality in paragraph B above.

D.	In accordance with the NYSE’s Transition Rules, the three (3) year look back period referenced in paragraph A above shall be a one (1) year look back period until November 4, 2004.

A “Non-Management Director”is a director who is not a Company officer (as that term is defined in Rule 16a-1(f) under the Securities Act of 1933), and includes such directors who are not independent by virtue of a material relationship, former status or family membership, or for any other reason. The group of Non-Management Directors includes both Independent Directors and those Non-Management Directors who do not qualify as Independent Directors.

A “Management Director” is an officer (as that term is defined in Rule 16a-1(f) under the Securities Act of 1933) of the Company who serves on the Board.

B-2

CONSTELLATION BRANDS, INC. PROXY FOR CLASS A COMMON STOCK AND CLASS B COMMON STOCK
P R O X Y
The undersigned hereby appoints David S. Sorce and Thomas S. Summer, or any one of them, proxies for the undersigned with full power of substitution to vote all shares of CONSTELLATION BRANDS, INC. (the "Company") that the undersigned would be entitled to vote at the Annual Meeting of Stockholders of the Company to be held at the Rochester Riverside Convention Center, 123 Main Street, Rochester, New York, on Thursday, July 28, 2005, at 11:00 a.m. (local time), and any adjournment thereof (the "Meeting").

Class A Stockholders, voting as a separate class, are entitled to elect two directors at the Meeting. Class A Stockholders and Class B Stockholders, voting as a single class, are entitled to elect five directors at the Meeting. Please refer to the Proxy Statement for details. Your shares of Class A Common Stock and/or Class B Common Stock appear on the back of this card. PLEASE SIGN ON THE BACK.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY. THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS SPECIFIED BY THE UNDERSIGNED. THIS PROXY REVOKES ANY PRIOR PROXY GIVEN BY THE UNDERSIGNED. UNLESS AUTHORITY TO VOTE FOR ONE OR MORE OF THE NOMINEES IS SPECIFICALLY WITHHELD, THE SHARES REPRESENTED BY A SIGNED PROXY WILL BE VOTED FOR THE ELECTION OF ALL NOMINEES AS DIRECTORS AND, UNLESS OTHERWISE SPECIFIED, THE SHARES REPRESENTED BY A SIGNED PROXY WILL BE VOTED FOR PROPOSALS 2 AND 3.

TO APPROVE THE BOARD OF DIRECTORS' RECOMMENDATIONS, SIMPLY SIGN ON THE BACK. YOU NEED NOT MARK ANY BOXES.

CONTINUED AND TO BE SIGNED ON REVERSE SIDE

Address Change/Comments (Mark the corresponding box on the reverse side)

BALLOT

Please Mark Here for Address Change SEE REVERSE SIDE	[ ]

Please mark your votes as indicated in this example	[X]

1. Election of Directors: To elect Directors as set forth in the Proxy Statement.	FOR ALL NOMINEES (except as noted below)	[ ]	WITHHELD FROM ALL NOMINEES	[ ]
Class A Stockholders are entitled to vote for the following:
01 George Bresler, 02 Jeananne K. Hauswald,
03 James A. Locke III, 04 Richard Sands, 05 Robert Sands, 06 Thomas C. McDermott, 07 Paul L. Smith

_____________________________________________
Vote withheld from nominee(s) identified on above line.

Class B Stockholders are entitled to vote for the following: 01 George Bresler, 02 Jeananne K. Hauswald, 03 James A. Locke III, 04 Richard Sands, 05 Robert Sands	FOR ALL NOMINEES (except as noted below)	[ ]	WITHHELD FROM ALL NOMINEES	[ ]

_____________________________________________
Vote withheld from nominee(s) identified on above line.

2.	Proposal to ratify the selection of KPMG LLP, Certified Public Accountants, as the Company's independent public accountants for the fiscal year ending February 28, 2006.

FOR	AGAINST	ABSTAIN
[ ]	[ ]	[ ]

3.	Proposal to amend the Company’s Restated Certificate of Incorporation to increase the number of authorized shares of the Company’s Class A Common Stock from 275,000,000 shares to 300,000,000 shares.

FOR	AGAINST	ABSTAIN
[ ]	[ ]	[ ]

4.
In their discretion, the proxies are authorized to vote upon such other business not known at the time of the solicitation of this Proxy as may properly come before the Meeting or any adjournment thereof.

The undersigned acknowledges receipt with this Proxy of a copy of the Notice of Annual Meeting and Proxy Statement for the Company’s 2005 Annual Meeting that describe more fully the proposals set forth herein.

Signature _________________	Date ________	Signature _________________	Date ________

NOTE: Please date this Proxy and sign your name above exactly as it appears hereon. Executors, administrators, trustees, etc. should so indicate when signing. If the stockholder is a corporation or other entity, the full entity name should be inserted and the Proxy signed by a duly authorized representative of the entity, indicating his or her title or capacity.

                CDI Voting Instruction Form
[LOGO] CONSTELLATION

Constellation Brands, Inc.	All Correspondence to:
ARBN 103 442 646
Computershare Investor Services Pty Limited
GPO Box 1903 Adelaide
South Australia 5001 Australia
Enquiries (within Australia) 1800 030 606
(outside Australia) 61 3 9415 4000
Facsimile 61 8 8236 2305
www.computershare.com

Mark this box with an 'X' if you have made any changes to your address details [ ]

Annual General Meeting - 28 July 2005
Your Voting Instructions are being sought so that CHESS Depositary Nominees Pty Ltd may respond to a proxy solicitation on behalf of the Board of Directors of Constellation Brands, Inc.

Voting Instructions to CHESS Depository Nominees Pty Ltd

I/We being a holder of CHESS Depositary Interests of the above Company hereby direct,

[ ]	CHESS Depositary Nominees Pty Ltd (CDN) (mark with an “X”)	OR	__________________________________________	Write here the name of the person you are appointing if this person is someone other than CDN to vote the shares underlying my/our holding at the Annual General Meeting in respect of the resolutions outlined below. If you do not complete one of the above boxes, CDN will vote the shares represented by those CDI's as directed below.

CHESS Depositary Nominees Pty Ltd will vote as directed. Please mark with an [X] to indicate your directions.

1.  Election of Directors as set forth in the Proxy Statement.

		For	Withheld
1.1	Election of George Bresler	[ ]	[ ]

1.2	Election of Jeananne K. Hauswald	[ ]	[ ]

1.3	Election of James A. Locke III	[ ]	[ ]

1.4	Election of Richard Sands	[ ]	[ ]

1.5	Election of Robert Sands	[ ]	[ ]

1.6	Election of Thomas C. McDermott	[ ]	[ ]

1.7	Election of Paul L. Smith	[ ]	[ ]
		For	Against	Abstain*
2.	Proposal to ratify the selection of KPMG LLP, Certified Public Accountants, as the Company's independent public accountants for the fiscal year ending February 28, 2006.	[ ]	[ ]	[ ]
		For	Against	Abstain*
3.	Proposal to amend the Company’s Restated Certificate of Incorporation to increase the number of authorized shares of the Company’s Class A Common Stock from 275,000,000 shares to 300,000,000 shares.	[ ]	[ ]	[ ]

* If you mark the Abstain box for this item, you are directing your proxy to abstain from voting on your behalf, therefore your votes will not be counted in computing the required majority.

By execution of this CDI Voting Instruction Form the undersigned hereby authorises CHESS Depositary Nominees Pty Ltd to appoint such proxies or their substitutes to vote as directed above and in their discretion on such other business as may properly come before the meeting.
If you do not mark either the ‘FOR’ or ‘AGAINST’ box your vote will not be counted.

PLEASE SIGN HERE This section must be signed in accordance with the instructions overleaf to enable your directions to be implemented.

Individual or Securityholder 1
___________________________________
Sole Director and Sole Company Secretary

Securityholder 2
___________________________________
Director

Securityholder 3
___________________________________
Director/Company Secretary

                                                             /     /
   ____________________________________        ____________________________     ________________
      Contact Name                                         Contact Daytime Telephone                   Date

Instructions for Completion of CDI Voting Instruction Form

Your vote is important

Each Constellation Brands, Inc. CHESS Depositary Interest (CDI) is equivalent to one tenth of one share of Class A Common Stock of Constellation Brands, Inc., so that every 10 CDIs that you own at 31 May 2005 (record date) entitles you to direct one vote. Class A Stockholders, voting as a separate class, are entitled to elect two directors at the annual general meeting of Constellation Brands, Inc. Class A Stockholders and Class B Stockholders, voting as a single class, are entitled to elect five directors at that meeting. Please refer to the Proxy Statement for details.

You can vote by completing, signing and returning your CDI Voting Instruction Form. The CDI Voting Instruction Form gives you two options:

(a)	You can give your voting instructions to CHESS Depositary Nominees Pty Ltd (CDN), which will vote the underlying shares on your behalf; or

(b)	You can instruct CDN to appoint you or your nominee as proxy to vote the shares underlying your CDIs in person at the annual general meeting of Constellation Brands, Inc.

In either case, you need to return your completed CDI Voting Instruction Form so that it is received at the address shown on the Form by not later than 5pm Australian time on 25 July 2005. That will give CHESS Depositary Nominees Pty Ltd enough time to tabulate all CHESS Depositary Interest votes, to vote the underlying shares and to appoint the proxies.

Directing CDN to Vote

If you wish to direct CDN to vote the shares underlying your CDIs, you may do so by placing a cross in the box next to CDN's name at the top of the form and then placing a mark in one of the boxes opposite each item of business. All your CDIs will be voted in accordance with such a direction. If you mark more than one box on an item your vote on that item will be invalid.

If you sign and return the CDI Voting Instruction Form and cross the box to direct CDN how to vote but do not indicate next to the items of business on the form how your votes are to be directed, the shares represented by those CDIs will not be voted by CDN.

If you sign and return the CDI Voting Instruction Form but you do not cross the box to direct CDN how to vote and you do not nominate a proxy but you do indicate next to the items of business on the form how your votes are to be directed, the shares represented by those CDIs will be voted by CDN.

Directing CDN to Appoint a Proxy

If you wish to direct CDN to appoint a proxy to vote the shares underlying your CDIs in person at the annual general meeting of Constellation Brands, Inc., you need to fill in the name of the person who is to be appointed as proxy in the box at the top of the form. You may direct CDN to appoint you as the proxy or your nominee.

If you direct CDN to appoint a proxy to vote the shares underlying your CDIs in person at the annual general meeting of Constellation Brands, Inc., the proxy appointed may vote as the proxy wishes.

If CDN does not receive a CDI Voting Instruction Form from a holder of Constellation CDIs the shares represented by those Constellation CDIs will not be voted.

If you have completed and returned your CDI Voting Instruction Form, you may revoke the directions contained therein by a written notice of revocation to Computershare Investor Services Pty Limited no later than 5:00pm Australian time on 25 July 2005 bearing a later date than the CDI Voting Instruction Form.

Signature(s) of CHESS Depositary Interest Holders

Each holder must sign this form. If your CDIs are held in joint names, all holders must sign in the boxes. If you are signing as an Attorney, then the Power of Attorney must have been noted by the Company's Australian Registry or a certified copy of it must accompany this form.

Only duly authorised officer/s can sign on behalf of a company. Please sign in the boxes provided, which state the office held by the signatory, ie. Sole Director and Sole Company Secretary, or Director, or Director and Company Secretary.

If you require further information on how to complete the CDI Voting Instruction Form, telephone the Registry on 1800 030 606.

Lodgement of Notice

CDI Voting Instruction Forms must be returned to Computershare Investor Services Pty Limited, Level 5, 115 Grenfell Street, Adelaide, SA 5000 Australia or GPO Box 1326 Adelaide SA 5001 Australia.

For assistance please contact Computershare Investor Services Pty Limited on 1800 030 606